                                                                   Exhibit 10(t)

                             PARTICIPATION AGREEMENT

                           dated as of April 11, 1996

                                      among

                              RAYCHEM CORPORATION,

                                                                      as Lessee,

                      METLIFE CAPITAL, LIMITED PARTNERSHIP

                                                           as Owner Participant,

                               FLEET NATIONAL BANK

                                                               as Owner Trustee,
                                DEUTSCHE BANK AG
                                                                       as Agent,

                     BANK BRUSSELS LAMBERT, NEW YORK BRANCH

                  BAYERISCHE VEREINSBANK AG, LOS ANGELES AGENCY

                                DEUTSCHE BANK AG,

                               KREDIETBANK NV, AND

                        SOCIETE GENERALE FINANCIAL CORP.
                                                           as Loan Participants,

                                       and

                FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION

                                                            as Indenture Trustee

                              --------------------

                             Manufacturing Equipment

                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I         Definitions and Rules of Usage................................................................   1

ARTICLE II        Closing.......................................................................................   1
         SECTION 2.01.  Agreements To Participate...............................................................   1
         SECTION 2.02.  Additional Loan Participants............................................................   2
         SECTION 2.03.  Payments on Closing Date................................................................   2
         SECTION 2.04.  Time and Place of Closing; Notice.......................................................   2

ARTICLE III       Closing Conditions............................................................................   4
         SECTION 3.01.  Conditions Precedent to Participations in Lessor's Cost.................................   4
         SECTION 3.02.  Conditions Precedent to the Obligations of the Lessee
                   on the Closing Date..........................................................................  10

ARTICLE IV                 Representations and Warranties.......................................................  11
         SECTION 4.01.  Representations and Warranties of the Lessee............................................  11
         SECTION 4.02.  Representations and Warranties of the Owner Participant.................................  15
         SECTION 4.03.  Representations and Warranties of the Indenture Trustee.................................  15
         SECTION 4.04.  Representations and Warranties of Loan Participants.....................................  16
         SECTION 4.05.  Representations and Warranties of the Owner Trustee.....................................  17

ARTICLE V         Covenants.....................................................................................  18
         SECTION 5.01.  No Lessor Liens.........................................................................  18
         SECTION 5.02.  Further Assurances, etc.................................................................  18
         SECTION 5.03.  Lessee To Defend Rights of Owner Trustee................................................  19
         SECTION 5.04.  Reports.................................................................................  19
         SECTION 5.05.  Merger, Consolidation, etc., of Lessee..................................................  20
         SECTION 5.06.  Financial Statements....................................................................  21
         SECTION 5.07.  Trust Agreement.........................................................................  21
         SECTION 5.08.  Advertising; Trademarks.................................................................  21
         SECTION 5.09.  Involuntary Proceeding..................................................................  22
         SECTION 5.10.  ERISA...................................................................................  22
         SECTION 5.11.  Withholding Taxes.......................................................................  22
         SECTION 5.12.  Payment of Lessor Paid Amounts..........................................................  23
         SECTION 5.13.  Auxiliary Payments......................................................................  23
         SECTION 5.14.  Covenants ..............................................................................  23
         SECTION 5.15.  Determinations..........................................................................  24

ARTICLE VI                 General Indemnity....................................................................  24
         SECTION 6.01.  General Indemnity.......................................................................  24
         SECTION 6.02.  Subrogation.............................................................................  26
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 6.03.  Claims..................................................................................  27
         SECTION 6.04.  Tax Savings.............................................................................  28

ARTICLE VII                General Tax Indemnity................................................................  28
         SECTION 7.01.  General Tax Indemnity...................................................................  28
                  7.01.1  General Tax Indemnity.................................................................  28
                  7.01.2  Excluded Taxes........................................................................  29
                  7.01.3  Credits for Foreign Taxes.............................................................  31
                  7.01.4  Refunds and Other Credits.............................................................  31
                  7.01.5  Consolidated Reporting................................................................  32
         SECTION 7.02.  Contests................................................................................  32
                  7.02.1  Notice of Claims......................................................................  32
                  7.02.2  Conduct of Contest....................................................................  32
                  7.02.3  Failure to Contest....................................................................  33
         SECTION 7.03  Returns..................................................................................  34
         SECTION 7.04.  Payments................................................................................  34
                  7.04.1  Due Dates for Payments................................................................  34
                  7.04.2  No Payment Obligation During Lease Event of Default...................................  34
         SECTION 7.05.  Verification............................................................................  34
         SECTION 7.06.  Withholding on Rent.....................................................................  35

ARTICLE VIII               Special Tax Indemnity................................................................  35
         SECTION 8.01.  Certain Tax Assumptions.................................................................  35
         SECTION 8.02.  Tax Representations.....................................................................  37
         SECTION 8.03.  Definition of Loss......................................................................  39
         SECTION 8.04.  Indemnity...............................................................................  41
         SECTION 8.05.  Tax Savings.............................................................................  47
         SECTION 8.06.  Contests................................................................................  47
                  8.06.1  Notification..........................................................................  48
                  8.06.2  Obligation to Contest.................................................................  48
                  8.06.3  Control of Contest....................................................................  48
                  8.06.4  Advances..............................................................................  49
                  8.06.5  Settlements...........................................................................  49
                  8.06.6  Offsets and Refunds...................................................................  49
         SECTION 8.07.  Combined Returns........................................................................  50
         SECTION 8.08.  Certain Adjustments.....................................................................  50

ARTICLE IX                 Expenses.............................................................................  51
         SECTION 9.01.  Transaction Expenses Payable by the Owner Participant...................................  51
         SECTION 9.02.  Agreed Transaction Expenses.............................................................  51
         SECTION 9.03.  Amendments, Waivers, etc................................................................  51


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 9.04.  Fees of Trustees........................................................................  51

ARTICLE X         Recomputation of Basic Rent, EBO Prices,
                                    Stipulated Loss Values and Termination Values...............................  52
         SECTION 10.01.  Making of Adjustments..................................................................  52
         SECTION 10.02.  Stipulated Loss Values; Termination Values; EBO Prices.................................  53
         SECTION 10.03.  Computation of Adjustments.............................................................  53
         SECTION 10.04.  Tax Assumption Changes.................................................................  54
         SECTION 10.05              Post-Closing Adjustment for Pre-Closing Tax.................................  54

ARTICLE XI                 Transfer of Owner Participant's Interest.............................................  55
         SECTION 11.01.  Transfers..............................................................................  55

ARTICLE XII                Refunding............................................................................  57
         SECTION 12.01.  Refunding..............................................................................  57
         SECTION 12.02.  Notice.................................................................................  60

ARTICLE XIII               Reserved.............................................................................  60

ARTICLE XIV                Miscellaneous........................................................................  60
         SECTION 14.01.  Documentary Conventions................................................................  60
         SECTION 14.02.  No Recourse to Owner Participant.......................................................  60
         SECTION 14.03.  Confidentiality........................................................................  61
         SECTION 14.04.  Owner Trustee Not Acting in Individual Capacity........................................  62

SCHEDULE I                 ADDRESSES

SCHEDULE II                Name of Loan Participants and Amounts

EXHIBIT A-1 to the Participation Agreement

EXHIBIT A-2 to the Participation Agreement

EXHIBIT A-3 to the Participation Agreement

EXHIBIT A-4 to the Participation Agreement

EXHIBIT A-5 to the Participation Agreement

EXHIBIT B-1 to the Participation Agreement


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                                 PAGE
EXHIBIT B-2 to the Participation Agreement

EXHIBIT B-3 to the Participation Agreement

EXHIBIT B-4 to the Participation Agreement

EXHIBIT B-5 to the Participation Agreement

EXHIBIT B-6 to the Participation Agreement

EXHIBIT 4.01(i) to the Participation Agreement

Exhibit 8.02(h) to the Participation Agreement

Appendix A to the Participation Agreement

                             PARTICIPATION AGREEMENT


                  THIS PARTICIPATION AGREEMENT ("Agreement") is entered into as of April 11, 1996 among RAYCHEM CORPORATION, a Delaware corporation, as Lessee; METLIFE CAPITAL, LIMITED PARTNERSHIP, a Delaware limited partnership, as Owner Participant, BANK BRUSSELS LAMBERT, NEW YORK BRANCH, a Belgian bank, BAYERISCHE VEREINSBANK AG, LOS ANGELES AGENCY, a German bank, DEUTSCHE BANK AG, LOS ANGELES BRANCH AND/OR CAYMAN ISLANDS BRANCH, a German bank, KREDIETBANK NV, a Belgian bank, and SOCIETE GENERALE FINANCIAL CORP., a Delaware corporation, as Loan Participants, FLEET NATIONAL BANK a national banking association, not in its individual capacity, except as expressly stated herein, but solely in its capacity as Owner Trustee, and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly stated herein, but solely as Indenture Trustee.

                           The parties hereto agree as follows:

                                    ARTICLE I

                         Definitions and Rules of Usage

                  Unless the context otherwise requires, terms used herein shall have the meanings assigned to them in Appendix A, which also contains rules of usage.


                                   ARTICLE II

                                     Closing

                  SECTION 2.01. Agreements To Participate. In reliance on the agreements, representations and warranties herein contained or made pursuant hereto, and subject to the terms and conditions hereinafter set forth:

                  (a) Loan Participants. The Loan Participants will participate in the payment of Lessor's Cost of the Items delivered on the Closing Date by making one or more Secured Loans to the Owner Trustee on the Closing Date in the principal amount or amounts specified in Schedule II hereto (as such may be supplemented in accordance with Section 2.02). Each Secured Loan shall be evidenced as provided in the Indenture by one or more Loan Certificates, as specified in Schedule II hereto, in the aggregate principal amount of such Secured Loan.

                  (b) Owner Participant. The Owner Participant will participate in the payment of Lessor's Cost on the Closing Date by making an equity investment on the Closing Date with respect to the Equipment to be delivered to the Lessor on the Closing Date in an amount, with respect to the Owner Participant, equal to the result of subtracting from the Lessor's Cost of the Production Unit or Units to be allocated to the Owner Participant under the Trust Agreement the amount of Secured Loans specified in Schedule II hereto with respect to such Production Unit; provided, that the aggregate equity investment (excluding fees and expenses) of the Owner Participant shall not exceed $14,392,266.02.

                  (c) Headlease Payment. The Owner Trustee will acquire rights to the Equipment under the Headlease on the Closing Date by executing the Headlease and paying Lessor's Cost of the Items delivered on the Closing Date pursuant to the Headlease.

                  SECTION 2.02. Additional Loan Participants. The Lessee, on behalf of the Owner Trustee, may designate one or more institutional investors unrelated to the Lessee or any Affiliate of the Lessee that shall have agreed to become additional Loan Participants hereunder in connection with a Refunding. Following compliance by the Lessee with Article XII, each such institutional investor shall become a party to this Agreement, with all rights and obligations specified for a Loan Participant herein, by delivering to each of the other Participants, the Owner Trustee, the Indenture Trustee and the Lessee counterparts of this Agreement executed in the space provided for such purpose at the foot hereof, or an instrument or instruments agreeing to be bound by this Agreement and making the representations and warranties set forth in Section 4.04, with an addendum to Schedules I and II hereto showing the principal amount of Loan Certificates with respect to the Refunding Date to be purchased by such institutional investor, such Loan Participant's percentage of the aggregate principal amount of Loan Certificates to be purchased on the Refunding Date, the interest rate to be borne by each such Loan Certificate and each Loan Participant's name and address for payments and for notices. Upon such delivery, and upon approval by the Lessee and the Owner Participant of such dollar amounts and such percentages, each such institutional investor shall thereafter constitute a Loan Participant for all purposes of this Agreement and the other Operative Documents.

                  SECTION 2.03. Payments on Closing Date. Subject to the terms and conditions of this Agreement, by noon, Eastern time on the Closing Date the Loan Participants and the Owner Participant will each make available the amount required to be made available by them pursuant to Section 2.01 through wire transfer in Federal or other funds immediately available on the Closing Date to the account of FSBU specified in Schedule I, and FSBU will pay the amount required to be paid by it pursuant to Section 2.01 through wire transfer in Federal or other funds to the account of the Lessee specified in Schedule I.

                  SECTION 2.04. Time and Place of Closing; Notice. (a) The closing of the transactions contemplated by this Participation Agreement shall take place at the offices of

Heller, Ehrman, White & McAuliffe, 333 Bush Street, San Francisco, California at 9:00 a.m. on the Closing Date.

                  (b) Change in Closing Date. If the Closing Date is later than the estimated closing date noticed by the Lessee, then the Lessee agrees to pay the Owner Participant any expense which such Participant may sustain or incur as a consequence of the delay in the Closing Date. Such payment shall not exceed an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the equity investment, to be made by the Owner Participant hereunder at then current Debt Rate over (ii) (x) if at least one Business Day's notice is not given by the Lessee of the delay in the Closing Date, but the Owner Participant has not transferred funds to the Indenture Trustee, the amount of interest (as reasonably determined by the Owner Participant) which would have accrued to the Owner Participant on such amount or (y) if the Owner Participant actually transmits the required funds to the Indenture Trustee on the estimated Closing Date, the Lessee shall pay to Owner Participant interest on such Participant's funds for the period (if any) from and including such Closing Date to but excluding the earlier of (A) the date on which the transactions to occur on such Closing Date are concluded and (B) the date such funds are returned to such Participant (which shall in no event occur later than two Business Days following such scheduled Closing Date) or in each case the following Business Day if such funds were not returned on or before 12:00 noon (New York City time) on such date. Such interest, if any, shall accrue on the amount of such funds at the Debt Rate and shall be paid on the applicable date set forth in clause (i) or (ii) of the immediately preceding sentence. The Indenture Trustee shall invest and reinvest funds received at the sole discretion of, for the account of, and at the risk of the Lessee, in any investment permitted by Section 9.11(b) of the Indenture selected by the Lessee that is due and payable on the Business Day immediately succeeding the date of such investment. To the extent that such earnings are not in excess of any interest due and payable by the Lessee to such Participant under this Section 2.04(b), any earnings on the investment of such funds (including interest) will be paid to such Participant toward the payment of such interest, and the Lessee will pay any shortfall. To the extent that such earnings are in excess of any interest due and payable by the Lessee to such Participant under this Section 2.04(b), such excess earnings will be paid to the Lessee. In the absence of any such direction by the Lessee, the Indenture Trustee shall invest and reinvest such funds in any available investments permitted by Section 9.11(b) of the Indenture that are due and payable on the Business Day immediately succeeding the date of such investment or reinvestment. The Lessee shall immediately reimburse the Indenture Trustee or the Owner Participant for any loss, cost or expense incurred as a result of the investment or transfer of funds by the Indenture Trustee in accordance with the terms of this Section 2.04(b). The duties of the Indenture Trustee with respect to the investment and payment of funds are limited to those specifically set forth herein. The Indenture Trustee shall incur no liability hereunder except for its gross negligence, willful misconduct, or its negligence relating to the holding or disposing (but not investing) of funds hereunder. The Indenture Trustee shall hold any such funds as escrow agent on behalf of such Participant. The Indenture Trustee shall hold such funds in trust for such Participant and shall give such funds the degree of care it gives other similar property held in such capacity. The Indenture Trustee shall have no responsibility to determine the authenticity or validity of any written notice, instruction, opinion of counsel, request or other document delivered to it and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and purporting to have been signed by the proper party or parties. Upon making payment of funds received pursuant to this Section 2.04(b), the Indenture Trustee shall have no further liability under this Section 2.04(b) for any amount so paid. Notwithstanding the foregoing, Lessee shall not be obligated to make any payment under this Section 2.04(b) to the Owner Participant if the delay in the Closing Date results from the breach by the Owner Participant of its obligation to fund.


                                   ARTICLE III

                               Closing Conditions

                  SECTION 3.01. Conditions Precedent to Participations in Lessor's Cost. The obligation of the Owner Participant to participate in the payment of Lessor's Cost of the Equipment and the obligation of each Loan Participant to participate in the payment of such Lessor's Cost (each such Loan Participant and the Owner Participant being referred to, individually, as a "Participant" and, collectively, as the "Participants"), shall be subject to the fulfillment to the satisfaction of, or waiver by, such Participant prior to or on the Closing Date of the following conditions precedent (except that the obligation of any party shall not be subject to such party's own performance or compliance):

                  (a) Notice; Commitments of Other Participants. Such Participant shall have received the notice required by the first sentence of
Section 2.04(b). On or before the Closing Date, (i) the Participants shall have made available the full amount then required to be made available by them pursuant to Section 2.01, such sum required to be made available to equal the Lessor's Cost for the Equipment, and (ii) the Owner Participant shall have wire transferred to FSBU an amount equal to the aggregate Up-Front Fee and FSBU shall have wire transferred to each Loan Participant such Loan Participant's Up-Front Fee.

                  (b) Loan Certificates. On or before the Closing Date, the Owner Trustee shall have duly executed and delivered to each Loan Participant one or more Loan Certificates, dated as of the Closing Date, in an aggregate principal amount equal to the amount of the Secured Loan made by such Loan Participant to the Owner Trustee, each of which shall be authenticated by the Indenture Trustee.

                  (c) Receipt. On the Closing Date, the Lessee shall have duly executed and delivered to the Owner Trustee an instrument acknowledging receipt of funds in the amount of Lessor's Cost of the Equipment.

                  (d) Authorization, Execution and Delivery of Operative Documents. On the Closing Date, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Closing Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof or not to perform its obligations thereunder:

                           (i)      this Participation Agreement;

                           (ii) the Headlease, dated the Closing Date, covering the Equipment to be transferred to the Lessor on the Closing Date (the chattel paper original of which shall go to the Indenture Trustee);

                           (iii) the Lease, as supplemented by a Lease Supplement dated the Closing Date, such Lease Supplement (the chattel paper original of which shall go to the Indenture Trustee) covering all Items and specifying the Lessor's Cost for each Item and each Production Unit which Lessor's Cost shall be equal to the in-place fair market value of such Production Unit as set forth in the Appraisal;

                           (iv) the Indenture, dated the Closing Date, covering (x) all Items in each Production Unit covered by the Headlease, and (y) the terms of the Loan Certificates related to such Production Units;

                           (v)      the Lease Security Agreement; and

                           (vi)     the Trust Agreement.

                  (e) Appraisal. On or before the Closing Date, the Owner Participant shall have received the Appraisal for the Production Units being delivered on the Closing Date, and the Loan Participants shall have received the Loan Participants' Appraisal.

                  (f) Insurance. On or before the Closing Date, the Participants, the Owner Trustee and the Indenture Trustee shall have received certificates of authorized representatives of the underwriters of such policies which evidence that the Lessee has in effect all insurance which is required under the terms of the Lease, and an Officer's Certificate to the effect that all such insurance is in full force and effect and complies with the terms of the Lease.

                  (g) Filings and Recordings. On or before the Closing Date, all filings, recordings and other actions reasonably requested by any Participant shall have been duly made or taken, including, without limitation:

                           (i) Receipt of a landlord's waiver substantially in the form of Exhibit A-1 with respect to each Plant Site, or portion thereof, which is on real property leased to Raychem, duly filed in all appropriate locations;

                           (ii) Filing of a financing statement (Form UCC-1) substantially in the form of Exhibit A-2 with the California Secretary of State to protect the Indenture Trustee's security interest in the Equipment;

                           (iii)    Filing of a precautionary financing
                                    statement (Form UCC-1) substantially in the form of Exhibit A-3 with the California Secretary of State to protect the Owner Trustee's interest in the Equipment (with the Indenture Trustee named therein as Assignee);

                           (iv) Filing of a fixture filing substantially in the form of Exhibit A-2 with San Mateo County, California, to protect the Indenture Trustee's security interest in the Equipment;

                           (v) Filing of a precautionary fixture filing substantially in the form of Exhibit A-3 with San Mateo County, California to protect the Owner Trustee's interest in the Equipment (with the Indenture Trustee named therein as Assignee);

                           (vi) Filing of a financing statement (Form UCC-1) substantially in the form of Exhibit A-4 with the Secretary of State of the State of Massachusetts to protect the Indenture Trustee's security interest in the Owner Participant Trust Estate;

                           (vii) Receipt of a search request (Form UCC-3) from the California Secretary of State listing active filings against Lessee as "debtor," with copies of such filings; and

                           (viii) Receipt of a search request from San Mateo County, California, showing fixture filings against Lessee with copies of such filings.

                  (h) Lessee Certificates. On the Closing Date, each Participant, the Owner Trustee and the Indenture Trustee shall have received (i) an Officer's Certificate of the Lessee confirming (A) that the representations and warranties of the Lessee contained in the Operative Documents are true and correct on and as of the Closing Date as though made on and as of the Closing Date, (B) that no event or condition has occurred and is continuing, or would result from the consummation of the transactions contemplated by the Operative Documents, that constitutes a Lease Default or an Indenture Default, (C) that each Operative Document to which the Lessee is a party is in full force and effect with respect to it and is the legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, (D) that no Event of Loss (or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Loss) with respect to any Equipment to be transferred to the Lessor has occurred and is in existence on the Closing Date and (E) such other matters as the Participants shall reasonably request; and
(ii) such evidence as to the due authority of the Lessee to execute, deliver and perform each Operative Document executed by it or contemplated by the terms hereof to be executed by it as the Participants shall reasonably request.

                  (i)      Legal Opinions.

                  (A) On the Closing Date, each Participant, the Owner Trustee and the Indenture Trustee shall have received the opinions of:

                           (i) Lessee's Counsel, substantially in the form of Exhibit B-1;

                           (ii) Indenture Trustee's Counsel, substantially in the form of Exhibit B-2;

                           (iii) Owner Trustee's Counsel, substantially in the form of Exhibit B-3;

                           (iv) Owner Participant's in-house counsel, substantially in the form of Exhibit B-4; and

                           (v) Owner Participant's Special Counsel, substantially in the form of Exhibit B-5; and


                  (B) On the Closing Date, Owner Participant shall have received the opinion of Owner Participant's Tax Counsel in form and substance satisfactory to Owner Participant.

                  (C) On the Closing Date, the Loan Participants shall have received the opinion of Loan Participants' Counsel in form and substance satisfactory to such Loan Participants.

                  (j) Closing Date. The Closing Date shall occur on or before May 30, 1996.

                  (k) No Event of Loss. On the Closing Date, no Event of Loss (or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Loss) with respect to any Equipment to be transferred to the Lessor on the Closing Date shall have occurred.

                  (l) Representations and Warranties of the Lessee. The representations and warranties of the Lessee set forth in Section 4.01 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (m) Taxes. All Taxes, if any, due and payable on or prior to the Closing Date in connection with the execution, delivery, recording and filing of the Operative Documents and in connection with the consummation of any transaction contemplated by the Operative Documents shall have been paid in full.

                  (n) Governmental Action. All Governmental Action required or, in the reasonable opinion of such Participant, advisable for the consummation of the transactions contemplated by the other Operative Documents shall have been obtained and shall be in full force and effect and each Participant shall have received copies of evidence of such Governmental Action, if any.

                  (o) Litigation. Except as disclosed in any Disclosure Document, no action, proceeding or investigation shall have been instituted or threatened nor shall any Governmental Action before any Governmental Authority have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, in each case at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by the Operative Documents or which could have a Material Adverse Effect on the Lessee.

                  (p) Illegality. No change shall have occurred on or prior to the Closing Date in Applicable Laws that, in the opinion of such Participant or its counsel, would make it illegal for such Participant to participate in any of the transactions contemplated by the Operative Documents, and the Loan Certificates to be acquired by each Loan Participant on the Closing Date shall be a legal investment for such Loan Participant under the laws of each jurisdiction to which it may be subject, and each Loan Participant shall have received such certificates or other evidence as it may reasonably request demonstrating the legality of such purchase under such laws.

                  (q)      Certificates. Each Participant shall have received
(i) certified copies of the Organic Documents of the Lessee, the Owner Trustee and the Indenture Trustee; and (ii) good standing certificates of the Lessee certified by the Secretary of State for the States of Delaware and of California.

                  (r)      Reserved

                  (s) Aggregate Lessor's Cost. The aggregate Lessor's Cost of the Equipment shall not exceed $67,430,000.

                  (t) Material Adverse Change. No event shall have occurred which shall have caused a Material Adverse Effect on the financial condition of the Lessee from such condition on the date of filing of the Lessee's most recent report on Form 10-Q or Form 10-K furnished to the Participants prior to the Closing Date.

                  (u) Lessee Authority. The Participants shall have received a certified copy of the resolution of the Board of Directors approving the Transactions and a certified incumbency certificate showing the authority of the individuals signing for Lessee.

                  (v) Tax Changes. There shall have been no event which would have been a Tax Assumption Change pursuant to Section 10.04 but for the absence of an effective date on or prior to the Closing Date.

                  (w) Trustee Certificates. The Participants shall have received (i) an Officer's Certificate of the Owner Trustee and of the Indenture Trustee confirming that (A) the representations and warranties of the Owner Trustee and of the Indenture Trustee contained in the Operative Documents are true and correct on and as of the Closing Date, and (B) each Operative Document to which the Owner Trustee and the Indenture Trustee is a party is in full force and effect with respect to it and is the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, respectively; and (ii) such evidence as to the due authority of the Owner Trustee and the Indenture Trustee to execute, deliver and perform each Operative Document executed by it or contemplated by the terms hereof to be executed by it as the Participants shall reasonably request.

                  (x) Tax Ruling. The Lessee shall have received a ruling from the California State Board of Equalization to the effect that no sales or use tax is due on payments pursuant to the Lease or the Headlease and have provided a copy of such ruling to the Owner Participant and to Loan Participants' Counsel.

                  (y) Other Matters. Each Participant, the Owner Trustee and the Indenture Trustee shall have received copies of such other documents as they may have reasonably requested in connection with the transactions contemplated hereby (which, in the case of the Loan Participants, shall include the Owner Participant Certificates referred to in Section 3.02(b) with respect to the Closing Date.

                  SECTION 3.02. Conditions Precedent to the Obligations of the Lessee on the Closing Date. The obligations of the Lessee to take the actions contemplated hereby on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by the Lessee prior to or on the Closing Date of, the following conditions precedent (except that the obligations of the Lessee shall not be subject to the performance or compliance of the Lessee):

                  (a) Authorization, Execution and Delivery of Operative Documents. The documents listed in Section 3.01(d) to be delivered on the Closing Date shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Closing Date, and the Lessee shall have received an executed counterpart of each such document of which an executed counterpart shall have been delivered to the Participants and a copy of each such document of which a copy shall have been delivered to the Participants.

                  (b) Owner Participant Certificates. The Lessee shall have received (i) an Officer's Certificate of the Owner Participant confirming that
(A) the representations and warranties of the Owner Participant contained in the Operative Documents are true and correct on and as of the Closing Date as though made on and as of the Closing Date, and (B) each Operative Document to which the Owner Participant is a party is in full force and effect with respect to it and is the legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with its terms; and (ii) such evidence as to the due authority of the Owner Participant to execute, deliver and perform each Operative Document executed by it or contemplated by the terms hereof to be executed by it as the Lessee shall reasonably request.

                  (c) Owner Trustee Certificates. The Lessee shall have received (i) an Officer's Certificate of the Owner Trustee confirming that (A) the representations and warranties of the Owner Trustee contained in the Operative Documents are true and correct on and as of the Closing Date, and (B) each Operative Document to which the Owner Trustee is a party is in full force and effect with respect to it and is the legal, valid and binding obligation of the Owner Trustee; and (ii) such evidence as to the due authority of the Owner Trustee to execute, deliver and perform each Operative Document executed by it or contemplated by the terms hereof to be executed by it as the Lessee shall reasonably request.

                  (d) Legal Opinions. The Lessee shall have received opinions addressed to it of the counsel specified in clauses (ii), (iii), (iv), and (v) of Section 3.01(i)(A).

                  (e) Payment of Lessor's Cost. The Participants shall have paid to Lessee an amount equal to Lessor's Cost of the Equipment.

                  (f) Closing Date. The Closing Date shall occur on or before the date specified in Section 3.01(j).

                  (g) Appraisal. On or before the Closing Date, the Lessee shall have received a copy of the Appraisal for the Equipment.

                  (h) Illegality. No change shall have occurred after the Business Day immediately prior to the date of execution by the Lessee of the Participation Agreement in Applicable Laws that, in the opinion of the Lessee or its counsel, would make it illegal for the Lessee to participate in any of the transactions contemplated by the Operative Documents.

                  (i) Filings and Recordings. All filings, recordings and other actions reasonably requested by the Lessee shall have been duly made or taken.

                  (j) Tax Assumption Change. No notice of a Tax Assumption Change shall have been given by the Owner Participant to the Lessee pursuant to
Section 10.04 if the present value of the Basic Rent (such present value to be computed in accordance with the methodology used by the Lessee in evaluating its participation in the transactions contemplated by this Participation Agreement and based on the full Interim Term and Basic Term) would, as adjusted as set forth in such notice, increase by more than 50 basis points (0.50%). If the Lessee declines to close because of this condition, the Lessee shall, notwithstanding Section 9.01 hereof, pay all Transaction Expenses.

                  (k)      Reserved

                  (l) Withholding Taxes. The Participants shall have provided such forms and certificates as are necessary to establish that they may receive payments under the Operative Documents without withholding of Tax under Applicable Law.


                                   ARTICLE IV

                         Representations and Warranties

                  SECTION 4.01. Representations and Warranties of the Lessee Representations and Warranties of the Lessee. The Lessee represents and warrants as follows:

                  (a) Corporate Organization. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power, authority and legal right to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Lessee.

                  (b) Due Authorization, Non-Contravention, etc. The execution, delivery and performance of the Operative Documents to which the Lessee is a party have been duly authorized by all necessary corporate action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of the Lessee or any Applicable Law.

                  (c) Governmental Action. No Governmental Action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution or delivery by the Lessee of the Operative Documents to which it is a party and no Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due performance by the Lessee of its obligations under the Operative Documents to which it is a party except for Governmental Actions, notices or filings as have been duly obtained or made and are in full force and effect. There is no proceeding pending or, to the best knowledge of the Lessee, threatened which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Action. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

                  (d) Validity. The Operative Documents to which the Lessee is a party have been duly authorized, executed and delivered by the Lessee and each constitutes the legal, valid and binding obligation of the Lessee, enforceable in accordance with their respective terms.

                  (e) Litigation. Except as disclosed in any Disclosure Document, there is no pending or, to the best knowledge of the Lessee, threatened litigation, action, arbitration or proceeding affecting the Lessee or any of the Equipment or any of its properties, assets or revenues which is reasonably likely to have a Material Adverse Effect on the Lessee.

                  (f) Compliance with Applicable Laws. The Lessee is in compliance with all Applicable Laws and Governmental Actions the failure to comply with which would be reasonably likely to have a Material Adverse Effect on the Lessee.

                  (g) Financial Statements and Condition. The financial statements of the Lessee contained in the most recent Form 10-K and Form 10-Q provided to the Participants are complete and accurate in all material respects. Except as disclosed in its Disclosure Documents, there has been no material adverse change in the Lessee's business, assets, operations or condition (financial or otherwise) since the date of its most recent audited financial statements prior to the Closing Date.

                  (h)      Environmental Matters.  The Lessee:

                           (i) has not violated any Environmental Law or released any Hazardous Substance;

                           (ii) is not aware of any events, conditions or circumstances involving Hazardous
                                    Substances; and,

                           (iii) is not aware of any claim or investigation, pending or threatened, based on or related to any Environmental Law,

that could reasonably form the basis for a claim by any party which would, if adversely determined:

                           (x) have a material adverse effect on the value or operating condition of any Production Unit;

                           (y) result in the attachment of a lien to any Item or otherwise have a material adverse effect on the Owner Trustee's or Indenture Trustee's rights with respect to any Item; or

                           (z)      have a Material Adverse Effect on the
                                    Lessee.

                  (i) Title. On the Closing Date, all Uniform Commercial Code financing statements and other documents (other than any Operative Documents), if any, or memoranda in respect thereof, necessary or advisable to establish and protect the Owner Trustee's right, leasehold title and interest in and to the Equipment to be transferred to it and to perfect (on a first priority basis, subject to Permitted Liens) for the benefit of the Indenture Trustee and the Loan Participants the security interest in the Indenture Estate will have been duly executed by the Lessee and the Owner Trustee and filed or recorded or delivered to the Indenture Trustee's Counsel for filing or recording. Upon delivery of any Equipment by the Lessee pursuant to the Headlease, the Owner Trustee will thereupon have leasehold title to such Equipment under the Headlease free and clear of all Liens other than Permitted Liens (and the Lessee agrees to defend such rights against any and all Persons whomsoever). Lessee has, immediately prior to entering into the Transactions, good and marketable title to the Equipment and has, except as disclosed on Exhibit 4.01(i), good and marketable title to the land comprising or underlying each Plant Site.

                  (j) Equipment. On the Closing Date, the Equipment will be in good operating condition and repair (except for Equipment being repaired or upgraded in the ordinary course of business), will be adequate for the uses for which it is intended and will comply in all material respects with Applicable Law. No Item of such Equipment will be real property or a fixture.

                  (k) No Public Offering. Neither the Lessee nor any Person acting on its behalf has directly or indirectly offered or sold the Loan Certificates or the beneficial interest in the Owner Participant Trust Estate or any interest in the Equipment or the Lease, or any securities similar thereto, or has otherwise approached or negotiated with any Person with respect thereto, so as to require the registration of any "security" offered or sold in connection with the transactions contemplated hereby under Section 5 of the Securities Act of 1933, as amended.

                  (l) No Prohibited Transaction. None of (I) the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereunder, nor (II) the making of the Secured Loans evidenced by the Loan Certificates and the issuance of the Loan Certificates, nor (III) the acquisition by the Owner Participant of the beneficial interest in the Trust Estate, will involve any non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code (the representation in this sentence being made in reliance upon and subject to the accuracy of the representations contained in or made by the Participants in Sections 4.02(f) and 4.04(b)).

                  (m) Chief Executive Office. The chief executive office (as such term is used in Article 9 of the UCC) of the Lessee is located at 300 Constitution Drive, Menlo Park, California 94025.

                  (n) Location of Equipment. On the Closing Date, each Item will be at a Plant Site of Lessee in San Mateo County, California.

                  (o) Taxes. All Taxes, if any, due and payable on or prior to the Closing Date in connection with the execution, delivery, recording, and filing of the Operative Documents and in connection with the consummation of the transactions contemplated by the Operative Documents have been paid in full. The Lessee has paid California sales tax reimbursement (or California use tax) on the Equipment located in California.

                  (p) Appraisal. All written information with respect to the Equipment supplied by Lessee to, and expressly relied on by, the Appraiser in connection with the Appraisal was accurate at the time given and will remain accurate on the Closing Date. The Lessee and the Participants agree that the written information referred to in the foregoing sentence includes only the written information described in Exhibit 8.02(h), and that the Lessee is not otherwise responsible for the Appraisal or its conclusions.

                  (q) Location of Items. As of the Closing Date each Item of Equipment is in the location described in the financing statements filed pursuant to Section 3.01(g).

                  SECTION 4.02. Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants with respect to itself, as follows:

                  (a) Organization. It is a limited partnership, duly organized and validly existing under the laws of the State of Delaware, and has the power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

                  (b) Due Authorization, Non-Contravention, etc. The execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any of its Organic Documents or Contractual Obligations or any Applicable Law.

                  (c) Validity. The Operative Documents to which it is a party have been duly executed and delivered by, and each constitutes the legal, valid and binding obligation of, the Owner Participant, enforceable in accordance with its terms.

                  (d) Securities Acts; Brokers. Neither the Owner Participant nor any Person acting on its behalf has directly or indirectly offered or sold the Loan Certificates or any interest in the Equipment or the Lease, or any securities similar thereto, or has otherwise approached or negotiated with any Person with respect thereto, so as to require the registration of any security offered or sold in connection with the transactions contemplated hereby under Section 5 of the Securities Act of 1933, as amended. It is acquiring its interest in the Equipment for its own account for investment and not with a view to, or for sale in connection with, any distribution; provided, that the disposition of its properties shall at all times be and remain within its control. Except for Trinity Advisors Incorporated, it has not retained or employed any broker or finder to act on its behalf in connection with the transactions contemplated by the Operative Documents and has not authorized any broker or finder retained or employed by any other Person so to act.

                  (e) Lessor Liens. The Equipment is free of Lessor Liens Attributable To Owner Participant.

                  (f) ERISA. No part of the funds to be used by it to acquire any interest in the Equipment constitutes assets of any Benefit Plan.

                  (g) Net Worth. The Owner Participant has a Tangible Net Worth or combined capital and surplus of at least $50,000,000.

                  SECTION 4.03. Representations and Warranties of the Indenture Trustee. The Indenture Trustee in its individual capacity represents and warrants to each of the other parties hereto that:

                  (a) Corporate Organization. It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Indenture.

                  (b) Due Authorization. This Agreement and the other Operative Documents to which it is party have been executed and delivered by one of its officers who is duly authorized to execute and deliver such Operative Documents on its behalf.

                  (c) Non-Contravention. Neither the execution and delivery by the Indenture Trustee of this Agreement or the other Operative Documents to which it is party, nor the authentication by it of the Loan Certificates, nor the consummation by it of the transactions contemplated hereby or thereby nor the compliance by it with any of the terms or provisions thereof will contravene any Utah or Federal applicable law governing the banking or trust powers of the Indenture Trustee or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its Organic Documents or Contractual Obligations to which it is a party or by which any of its properties may be bound.

                  (d) Approval. Neither the execution and delivery by the Indenture Trustee of this Agreement and the other Operative Documents to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Utah or Federal Governmental Authority or agency governing the banking or trust powers of the Indenture Trustee.

                  SECTION 4.04. Representations and Warranties of Loan Participants. Each Loan Participant, as to itself only, represents and warrants as follows:

                  (a) Loan Certificates for Investment Only. It is acquiring the Loan Certificates in the ordinary course of its banking business.

                  (b) ERISA. No part of the source of funds to be used by it to purchase the Loan Certificates constitutes assets of any Benefit Plan.

                  (c) Resale. The Loan Certificate to be issued to it pursuant to the Indenture is being acquired by it with no present intent to make any resale or distribution thereof which would require registration under the securities Act of 1933 and it will not offer or sell any Loan Certificate in a manner which would violate or require registration under the Securities Act of 1933, as amended.

                  SECTION 4.05. Representations and Warranties of the Owner Trustee. The Owner Trustee in its individual capacity represents and warrants to each of the other parties hereto that:

                  (a) Organization. It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and (assuming due authorization execution and delivery of the Trust Agreement by the Owner Participant) has all requisite corporate power and authority as Owner Trustee to execute and deliver the other Operative Documents to which it is or is to be a party.

                  (b) Due Authorization. It, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) as Owner Trustee, as the case may be, has taken all corporate action necessary to authorize the execution and delivery by it of the Operative Documents to which it is a party, and each Operative Document executed by it in its individual capacity and (assuming due authorization execution and delivery of the Trust Agreement by the Owner Participant) each Operative Document executed by it in its capacity as Owner Trustee has been executed and delivered by one of its officers who is duly authorized to execute and deliver such Operative Document on its behalf in either such capacity.

                  (c) Non-Contravention. Neither the execution and delivery by it, either in its individual capacity or (assuming due authorization execution and delivery of the Trust Agreement by the Owner Participant) as Owner Trustee, as the case may be, of any of the Operative Documents to which it is a party, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms or provisions thereof will contravene any judgment or order binding on it, or contravene or result in any breach of its Organic Documents or any Connecticut or Federal law governing its banking or trust powers.

                  (d) Approval. Neither the execution and delivery by it, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) as Owner Trustee, as the case may be, of each of the Operative Documents to which it is a party, requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Connecticut or Federal Governmental Authority governing the banking or trust powers of the Owner Trustee.

                  (e) Location. The chief place of business (as such term is used in Article 9 of the Uniform Commercial Code) of the Owner Trustee is in Boston, Massachusetts (and it hereby agrees to provide notice to the Lessee, the Indenture Trustee and the Participants of any change in the location of its chief place of business within thirty days of such change).

                  (f) Title. On the Closing Date the Owner Trustee will have whatever interest in the Owner Participant Trust Estate and whatever rights to and interests in the Lease, the Lease Supplements and the Headlease as were granted or conveyed to it, free and clear of any Lessor Liens Attributable To Owner Trustee in its individual capacity.


                                    ARTICLE V

                                    Covenants

                  SECTION 5.01. No Lessor Liens. Each of the Owner Participant and the Owner Trustee (in its individual capacity) agrees, as to itself only, that it shall not directly or indirectly create, incur or suffer to exist any Lien on, or disposition of its interest in, any Item or any portion thereof that results from either (x) claims against such Person not related to the Transactions or (y) an affirmative act of such Person to create such a Lien or disposition that is neither consented to by the Lessee and the Indenture Trustee nor taken in connection with any Lease Event of Default nor, in the case of the Owner Trustee, expressly directed by the Owner Participant pursuant to the terms of the Trust Agreement (all such Liens being referred to herein as "Lessor Liens" and all such Liens which result from acts of a Person or claims against a Person being deemed "Attributable To" such Person). Each of the Owner Participant and the Owner Trustee (in its individual capacity) agrees that it will, at its own cost and expense, with respect to any Lessor Lien Attributable To it: (i) promptly take such action as may be necessary duly to discharge such Lessor Lien, (ii) make restitution to and hold harmless each other Indemnified Person from and against any costs or expenses (including legal fees and expenses) incurred as a result of the imposition or enforcement of any such Lessor Lien, and (iii) make restitution to each Certificateholder of any reduction in the amount payable out of the Indenture Estate to such Certificateholder under any Loan Certificate.

                  SECTION  5.02. Further Assurances, etc.

                  (a) Lessee. The Lessee will, at its expense, cause to be promptly and duly taken, executed, acknowledged or delivered all such further acts, conveyances, documents and assurances as the Indenture Trustee or any Participant may, from time to time, reasonably request in order more effectively to carry out the intent of any of the Operative Documents and the Transactions. Without limiting the generality of the foregoing, the Lessee shall furnish to the Indenture Trustee such continuation statements, duly and properly completed, as shall be necessary to preserve and maintain the perfection of the Uniform Commercial Code financing statements originally filed pursuant to Section 3.01(g).

                  (b) Indenture Trustee. Upon the request of the Lessee, and provided that no Lease Event of Default exists and is continuing, the Indenture Trustee shall, if it is able to do so based on information in its possession or provided to it by Lessee, certify to any party proposing to provide financing to Lessee that the Items listed on the Lease Supplements constitute the only tangible personal property of Lessee included in the Indenture Estate. The Indenture Trustee shall, within five Business Days of receipt thereof, execute and return to the Lessee for filing, or itself file at Lessee's expense, any financing statements or other documentation required pursuant to the Operative Documents to perfect the interests of the Lessor and the Indenture Trustee, including pursuant to Sections 9.01, 9.05 and 18.01 of the Lease.

                  (c) Owner Trustee. Upon the request of the Lessee, and provided that no Lease Event of Default exists and is continuing, the Owner Trustee shall, if it is able to do so based on information in its possession or provided to it by Lessee, certify to any party proposing to provide financing to Lessee that the Items listed on the Lease Supplements constitute the only tangible personal property of Lessee included in the Owner Participant Trust Estate or covered by the Headlease and the Lease. The Owner Trustee shall, within five Business Days of receipt thereof, execute and return to the Lessee for filing, or itself file at Lessee's expense, any financing statements or other documentation required pursuant to the Operative Documents to perfect the interests of the Lessor and the Indenture Trustee, including pursuant to Sections 9.01, 9.05 and 18.01 of the Lease.

                  (d) All Participants. Following the completion of the tagging required by Section 12.02 of the Lease, all Participants agree, at Lessee's request and expense, (i) to substitute for the Schedules appended to the Lease, Headlease, and Indenture (or supplements thereto) revised Schedules showing the tag number assigned to each Item involved in the Transactions, and
(ii) to amend the financing statements filed on or prior to the Closing such that the amended financing statements reference each Item subject to a security interest in favor of the Owner Trustee or the Indenture Trustee by tag number.

                  SECTION 5.03. Lessee To Defend Rights of Owner Trustee. The Lessee covenants to the Owner Trustee that it will, at all times, at its own cost and expense, warrant and defend the rights of the Owner Trustee to the Equipment against any Liens (other than Permitted Liens), claims and demands of or against the Lessee and all other Persons claiming through the Lessee.

                  SECTION 5.04. Reports. The Lessee will furnish or cause to be furnished to the Indenture Trustee and each Participant: (a) within 105 days after the close of each fiscal year of the Lessee, a certificate of the Lessee, signed by an officer of the Lessee, to the effect that the signer has reviewed, or caused to be reviewed by persons under his or her supervision, this Agreement and the Lease and has made, or caused to be made under his or her supervision, a review of the transactions and condition of the Lessee during the preceding fiscal year, and that such review has not disclosed the existence at the date of such certificate, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Lease Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Lessee has taken, is taking or proposes to take with respect thereto; and (b) from time to time such other information as the Indenture Trustee or any Participant may reasonably request, subject to appropriate provisions regarding confidentiality.

                  SECTION 5.05. Merger, Consolidation, etc., of Lessee. The Lessee shall not consolidate or merge with or into any Person or sell, transfer, convey or lease all or substantially all its properties or assets as an entirety to any Person, unless:

                  (a) the successor entity formed by such consolidation or into which it is merged or that acquires such assets shall be organized under the laws of the United States of America, a state thereof or the District of Columbia, shall be authorized under all Applicable Laws to operate the Equipment and perform under the Operative Documents to the same extent as Lessee, and, if the successor entity is not the Lessee, the successor entity shall expressly assume, by an agreement executed and delivered to the Owner Trustee, in form reasonably satisfactory to the Indenture Trustee and the Owner Participant, the due and punctual performance of each covenant and condition of the Operative Documents to be performed or observed by the Lessee;

                  (b) such successor entity shall, after giving effect to such transaction, have a Tangible Net Worth of not less than the greater of (i) the Tangible Net Worth of the Lessee as shown on the financial statements of Lessee contained in its most recent Form 10-K or Form 10-Q provided to the Participants prior to the Closing Date, or (ii) 75% of the Tangible Net Worth of Lessee immediately prior to such consolidation, merger, sale, transfer, conveyance or lease;

                  (c) there shall be no Lease Event of Default after giving effect to such merger;

                  (d) all filings shall have been made that are necessary or desirable to preserve the interests of the Participants in the Equipment; and

                  (e) the Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and each Participant an Officer's Certificate and, with respect to clause (a) above, an opinion of counsel satisfactory to the Owner Trustee, the Indenture Trustee and each Participant, stating that such consolidation, merger, sale, conveyance, transfer or lease, and the assumption agreement to the extent required by clause (a) above, comply with this Section 5.05, that all conditions precedent relating to such action have been complied with and that the assumption agreement is valid, binding and enforceable.

Upon any such consolidation, merger, sale, conveyance, transfer or lease in accordance with this Section 5.05, the successor entity formed by such consolidation or into which the Lessee shall be merged or to which such sale, conveyance, transfer or lease shall be made shall succeed to, and be substituted for, and may exercise every right and power and shall be subject to each and every obligation of, the Lessee under the Operative Documents to which it is a party with the same effect as if such successor corporation had been named as the Lessee therein and in the event of any such sale, conveyance, transfer or lease, the transferor Lessee shall be discharged from all liability under the Operative Documents.

                  SECTION  5.06. Financial Statements.

                  (a) Lessee. The Lessee shall provide to each Participant copies of its annual audited consolidated financial statements within 105 days of its fiscal year end, and unaudited quarterly financials within 60 days of the end of its first three fiscal quarters. Delivery to a Participant of the Lessee's Form 10-K (along with the Lessee's Annual Report) or Form 10-Q shall satisfy such annual or quarterly requirement as to such Participant.

                  (b) Owner Participant. On an annual basis, Deutsche Bank AG may provide a written request to the Owner Participant to furnish Deutsche Bank AG (on behalf of itself and Bayerische Vereinsbank AG) copies of Owner Participant's unaudited financial statements and, to the extent available, the audited financial statements of the closest (in the chain of ownership) direct or indirect parent or partner of the Owner Participant which is regularly audited. The Owner Participant shall not unreasonably withhold compliance with any such request; provided, however, the failure of the Owner Participant to provide any such financial statements shall not constitute an Indenture Default or Indenture Event of Default. Deutsche Bank AG and Bayerische Vereinsbank AG will hold confidential all such financial statements as if such financial statements were covered by Section 14.03 hereof (for which purposes, however, disclosure would be with the consent of the Owner Participant (not the Lessee or the Lessor).

                  SECTION 5.07. Trust Agreement. The Owner Trustee and the Owner Participant agree that (unless a Lease Event of Default shall have occurred and be continuing) until expiration or earlier termination of the Lease, they will not terminate the Trust Agreement without the prior written consent of the Lessee. The Owner Trustee and the Owner Participant further agree that, until the discharge of the Indenture, they will not, except as provided in
Section 4.10 of the Indenture, amend or terminate the Trust Agreement without the prior written consent of the Indenture Trustee.

                  SECTION 5.08. Advertising; Trademarks. Each Participant agrees that it will not advertise or publish the fact that it has furnished financing to, or otherwise entered into the transactions contemplated hereby with, the Lessee without first obtaining the written consent of the Lessee. Notwithstanding any other provision of any Operative Document, no Participant will have any right to use any patent, proprietary technology or trade secret of Lessee or any trademark or trade name of, or otherwise refer to, the Lessee or Lessee's Agent in any promotion or publication without first obtaining the written consent of such Person. For the avoidance of doubt, any software or license rights furnished to the Lessee by the manufacturer of an Item in connection with the acquisition or upgrade of such Item by the Lessee and necessary to operate such Item in the manner in which it was designed, as conveyed to the

Lessor by Section 1.04 of the Headlease, do not constitute patents, proprietary technology or trade secrets of the Lessee subject to this Section 5.08.

                  SECTION 5.09. Involuntary Proceeding. Each Participant and the Indenture Trustee agrees that it will not commence or join in any proceeding under the Federal Bankruptcy Code to commence a case under Section 303 of the Federal Bankruptcy Code against the Owner Participant Trust Estate. Nothing contained herein shall be deemed to preclude any Participant or the Indenture Trustee from filing any claim against the Owner Participant Trust Estate in any such proceeding commenced against the Owner Participant Trust Estate.

                  SECTION 5.10.  ERISA.

                           Loan Participants. Each Loan Participant covenants
and agrees that it will not sell, exchange or transfer any Loan Certificate unless the proposed purchaser or transferee of such Loan Certificate has represented to such Loan Participant, the Owner Participant, and the Lessor as to each source of funds to be used by it to purchase such Loan Certificate to the same effect as Section 4.04(b).

                  SECTION 5.11.  Withholding Taxes.

                  (a) Indemnity by Loan Participants. Each Loan Participant agrees to indemnify (on an After-Tax Basis) and hold harmless the Indenture Trustee, the Lessee, the Owner Trustee and the Owner Participant against any United States withholding taxes and related interest and penalties which the Indenture Trustee fails to withhold on payments to such Loan Participant solely as a result of the invalidity of any certificate or form provided by such Loan Participant to the Indenture Trustee hereunder or pursuant to Section 9.12 of the Indenture. Any amount payable hereunder shall be paid within 30 days after receipt by a Loan Participant of a written demand thereof.

                  (b) Agreement of Indenture Trustee. The Indenture Trustee agrees that it shall (i) act as withholding agent and, in connection therewith, whenever any present or future Taxes are required to be withheld with respect to any amounts paid by the Indenture Trustee in respect of the Loan Certificates, it shall withhold such amounts and timely pay the same to the appropriate Governmental Authority in the name of and on behalf of the Loan Participants,
(ii) file any necessary withholding tax returns or statements when due, and
(iii) deliver to each Loan Participant appropriate documentation showing the payment of such amounts, together with such additional documentary evidence as such Loan Participants may reasonably request from time to time. The Indenture Trustee agrees that it shall file any other information reports as it may be required to file under United States law. If the Indenture Trustee is required to withhold in accordance with the first sentence of this Section 5.11(b) but fails, with respect to any Loan Participant, to withhold and pay over any such Taxes to the appropriate Governmental Authority, and a claim is made for such Taxes by such

Governmental Authority, the Indenture Trustee shall make a written demand for payment from the Lessee with respect to such Taxes as are subject to indemnification under Article VII of the Participation Agreement, and, upon receipt of an adequate indemnity from the Lessee, shall, with respect to Taxes that are not subject to indemnification under such Article VII take all reasonable steps permitted by law (other than filing of a lawsuit) to recover such Taxes from such Loan Participant, including withholding the amount of such Taxes from subsequent distributions, if any, to such Loan Participant. To the extent the Indenture Trustee receives any amount from the Lessee for indemnification of such Taxes with respect to a particular Loan Participant which are not indemnifiable by the Lessee pursuant to Article VII and the Indenture Trustee thereafter recovers from such Loan Participant (including by withholding from subsequent distributions to such Loan Participant) the Indenture Trustee shall reimburse the Lessee therefor.

                  SECTION 5.12. Payment of Lessor Paid Amounts. The Owner Participant agrees, solely for the benefit of the Lessee, to satisfy the Lessor's obligation under Section 3.03 of the Lease to make certain payments on the Loan Certificates by paying to the Indenture Trustee on behalf of the Owner Trustee such amounts in the manner provided by Section 3.04 of the Lease.

                  SECTION 5.13. Auxiliary Payments. If an Auxiliary Payment is payable under Section 5 or Section 6 of any Loan Certificate, the Owner Trustee shall, upon receipt of satisfactory indemnification from the Lessee and at the direction of the Lessee, elect under Section 5(f) or Section 6(f), as applicable, of the Loan Certificate to require the transfer of such Loan Certificate. All costs and expenses incurred by the Owner Trustee in connection with any such election, repayment or transfer, including any payment equal to the difference between the price payable to the Certificateholder pursuant to
Section 5(f) or Section 6(f) of the Loan Certificate, and the amount to be paid by the proposed transferee, shall be included in Supplemental Rent.

                  SECTION 5.14. Covenants Relating to Period While Loan Certificates are Outstanding. The following covenants are for the benefit of the Loan Participants and Certificateholders, and shall be of no force and effect if all Loan Certificates have been redeemed or retired or if a Majority in Interest of Certificateholders shall have waived the application of this Section 5.14.

                  (a)      Substitutions. In addition to the requirement of
Section 9.05(a) of the Lease, if Lessee on a consolidated basis, reports on the financial statements referred to in Section 5.06(a) hereof net operating losses (excluding any "restructuring charges" identified as such) in two consecutive quarters (such losses, the "Reporting Trigger"), and for so long as Lessee continues to report such quarterly net operating losses, the Lessee will concurrently with or in advance of any substitution of Items perform the steps required by Sections 9.05 (a)(ii), (iii) and (iv) of the Lease.

                  (b) Appraisal. In addition to the requirements of Section 9.05(d) of the Lease, (i) if the sum of the Lessor's Cost of the replaced Items (measured according to and with the exclusions of Section 9.05(d)) exceeds five million dollars since the later of the Closing Date or the last appraisal, the Lessee shall obtain and supply to the Participants the appraisal specified in
Section 9.05(d); and (ii) if Equipment with a cumulative Lessor's Cost in excess of 25% (determined without regard to the conditions described in clauses (i) through (iv) of Section 9.05(d)) of aggregate Lessor's Cost is substituted, Lessee shall obtain, and shall supply to the Participants, an appraisal in respect of such substituted Equipment of a scope and to the effect required by
Section 9.05(d) of the Lease, but which will include an on-site inspection by the appraiser.

                  (c) Subleasing. If the Reporting Trigger occurs, and for so long as Lessee continues to report quarterly net operating losses on such Forms 10-K and 10Q, the consent of a Majority in Interest of Certificateholders will be required for any sublease other than to an Affiliate of the Lessee that is consolidated on the Lessee's balance sheet in the financial statements referred to in Section 5.06(a) hereof.

                  SECTION 5.15. Determinations. On each "LIBOR Determination Date" Deutsche Bank AG shall determine LIBOR (as defined in the Loan Certificates) and shall notify the Owner Trustee, the other Loan Participants, the Indenture Trustee and the Lessee thereof in writing. Upon being notified of LIBOR, the Indenture Trustee shall determine the Debt Rate, (ii) the total amount of principal and interest payable under the Loan Certificates on the Interest Payment Date for such Interest Period and (iii) the total amount of Rent payable under the Lease on the corresponding Rent Payment Date, and shall notify the Owner Trustee, the Lessee and the Loan Participants thereof in writing.


                                   ARTICLE VI

                                General Indemnity

                  SECTION 6.01. General Indemnity. The Lessee does hereby assume liability for, and (whether or not any of the transactions contemplated hereby shall be consummated) shall indemnify, protect, save and hold harmless and keep whole each Indemnified Person, on an After-Tax Basis, from and against,

         any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses and disbursements (including legal fees and expenses and costs of investigation) of whatever kind and nature that may be imposed on, incurred by or asserted against any Indemnified Person relating to or arising out of:

                                    (A)      the Operative Documents or the
                  transactions contemplated by the Operative Documents (including, without limitation, the performance or enforcement of all obligations of the Lessee under the Operative Documents and payments made pursuant thereto or other transactions contemplated thereby and any claims or penalty arising out of a violation of applicable law with respect thereto (including ERISA and securities laws)),

                                    (B)      the manufacture, financing,
                  construction, purchase, acceptance, possession, rejection, control, ownership, delivery, nondelivery, use, operation, leasing, subleasing, condition, maintenance, repair, sale, abandonment, redelivery or other disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Equipment or any interest therein, including any liabilities imposed by or under Environmental Laws (including all investigations, inspections and reinspections, clean-up costs and expenses, except to the extent such costs and expenses result from investigations or clean-ups initiated or undertaken by an Indemnified Person without demand or compulsion by a Governmental Authority or other third party),

                                    (C)      any claim or penalty related to the
                  Equipment arising out of violations of Applicable Law, or in tort (strict or otherwise) or arising from the active or passive negligence of an Indemnified Person, latent or other defects, whether or not discoverable by any Person, loss of or damage to any property or the environment, death of or injury to any person,

                                    (D)      any claim for patent, trademark or
                  copyright infringement relating to the Equipment or its use, and

                                    (E)      all costs and expenses incurred by
                  any Indemnified Person in connection with any Lease Event of Default, any Event of Loss, any redemption, refunding, prepayment or transfer of the Loan Certificates made in accordance with the Operative Documents, or any transfer of all or any part of the right, title and interest of the Owner Trustee or the Owner Participant in the Equipment or in, to and under any of the Operative Documents;

provided, however that the Lessee shall not be required pursuant to this Section
6.01 to assume, or to provide indemnity for:

                  (a) with respect to any Indemnified Person, any liability, obligation, loss, damage, penalty, claim, action, suit, judgment, cost, expense or disbursement to the extent resulting from such Indemnified Person's own gross negligence or wilful misconduct (other than gross negligence or wilful misconduct imputed to such Indemnified Person by reason of its interest in the Equipment) or solely from such

         Indemnified Person's breach of any of its representations or warranties or covenants contained in any Operative Document;

                  (b) with respect to the Owner Trustee or the Owner Participant, any liability, obligation, loss, damage, penalty, claim, action, suit, judgment, cost, expense or disbursement in connection with (i) a voluntary sale, lease or other disposition by either such Person of its rights in the Equipment or any part thereof or any right to or interest in the Operative Documents, other than a sale, lease or disposition contemplated by Articles VII, IX, XIV, XVI, and XVII of the Lease or by the Indenture, or (ii) an involuntary transfer in connection with any bankruptcy or other proceeding for the relief of debtors with respect to the Owner Participant or any Affiliate; for purposes of this Section, any increase in Taxes imposed on a transferee under clauses (i) or (ii) (other than a transferee in a transfer resulting from a Lease Event of Default) shall be treated as a loss in connection with such transfer;

                  (c) with respect to any Indemnified Person, any liability, obligation, loss, damage, penalty, claim, action, suit, judgment, cost, expense or disbursement arising out of acts or events involving any Equipment and occurring after redelivery of such Equipment in accordance with the Lease (other than a redelivery pursuant to Article XIV thereof) and payment of all Rent then due and payable; or

                  (d) with respect to any Indemnified Person, any Taxes, whether or not otherwise indemnified for, excluding from this clause
         (d) taxes or other penalties that may be imposed on the Owner Participant under Section 4975 of the Code or Parts 4 or 5 of Subpart B of Title I of ERISA as a result of the execution and delivery by the Owner Participant of this Agreement or any other Operative Document and the consummation of the transactions contemplated thereby on the Closing Date or the making or holding of its equity investment or in taking any other action requested by Lessee.

The indemnities set forth in this Section 6.01 shall not constitute a guarantee, representation or warranty to any Indemnified Person of or as to the value or useful life of any Equipment, any guarantee, representation or warranty that any debt incurred by the Owner Participant to finance its Lessor's Cost will be paid or any guarantee, representation or warranty that any debt evidenced by the Loan Certificates will be paid or any other form of recourse against Lessee for the payment of any such debt.

                  SECTION 6.02. Subrogation. Upon payment in full of any assumed liability or indemnity pursuant to Section 6.01, so long as no Lease Event of Default or Material Lease Default has occurred and is continuing, the Lessee shall, to the extent of such payment be subrogated to any rights of the Indemnified Person in respect of the matter against which such indemnity was given.

                  SECTION 6.03.  Claims.

                           (a)      Claims Procedure. In case any action, suit
or proceeding shall be brought against any Indemnified Person for which such Indemnified Person is entitled to indemnification, such Indemnified Person shall notify the Lessee of the commencement thereof (but the failure to do so shall not relieve the Lessee of its obligation to indemnify such Indemnified Person except to the extent that the Lessee or its insurer is materially prejudiced as a result of such failure). Subject to the rights of insurers under policies of insurance maintained by or for the benefit of Lessee, the Lessee shall have the right to investigate, and, if the Lessee states that, based on the facts and circumstances as then known, it does not intend to take the position that it would not be obligated to so indemnify (with Lessee reserving its right to take a contrary position based on factual circumstances as subsequently learned by the Lessee, which position Lessee will promptly disclose to such Indemnified Person), the right at its sole discretion to defend or compromise (using its reasonable best efforts), any claim for which indemnification is sought under this Article VI, and, at the Lessee's expense, the Indemnified Person shall cooperate with all reasonable requests of the Lessee in connection therewith; provided, however, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if (i) such action, suit or proceeding involves the potential imposition of criminal liability on such Indemnified Person or a risk (other than a de minimis risk) of the sale, forfeiture or loss of the Equipment; (ii) a Material Lease Default shall have occurred and be continuing, or (iii) such claim is joined with one or more claims for which Lessee is not obligated to indemnify hereunder and such other claims are not severable from the indemnifiable claim; provided, further, in the event of an action, suit or proceeding contemplated by the preceding provisos, the Lessee may nevertheless participate at its own expense in such action, suit or proceeding. Where the Lessee or its insurers undertake the defense of an Indemnified Person with respect to a claim, no additional (beyond those accrued prior to Lessee's assumption of the defense) legal fees or expenses of such Indemnified Person in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers. The Lessee shall pay the reasonable out-of-pocket costs, disbursements and expenses (including reasonable legal fees and expenses) in connection with any such action, suit or proceeding (i) which is indemnified by the Lessee under Section 6.01, and which is properly conducted by an Indemnified Person pursuant to the terms of this Section 6.03. Notwithstanding the foregoing, where the Lessee is obligated hereunder to pay the expenses of an Indemnified Person or Indemnified Persons, the Lessee shall nonetheless not be liable for the fees and expenses of more than one counsel for each of (A) the Owner Participant (and its respective successors and assigns),
(B) the Owner Trustee (and its respective successors and permitted assigns, agents and servants) and (C) the Indenture Trustee (and its respective successors and permitted assigns, agents and servants). Notwithstanding anything in this Section 6.03 to the contrary, in any action, suit or proceeding to which any Indemnified Person is a party, the Lessee shall not enter into any settlement or other compromise with respect to any claim indemnified under
Article VI without the prior written consent of the Indemnified Person (which consent will not be unreasonably withheld), unless the Lessee acknowledges in a writing satisfactory to such Indemnified Person such

Indemnified Person's right to full indemnification under this Section 6.03 with respect to such claim.

                           (b)      Insured Claims. In the case of any Claim
indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by or for the benefit of the Lessee, each Indemnified Person agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

                  SECTION 6.04. Tax Savings. If any Indemnified Person shall actually realize any net income tax saving from any amount with respect to which the Lessee has paid such Indemnified Person pursuant to this Article VI, such Indemnified Person shall pay (except to the extent previously taken into account in determining the amount of any payment made by the Lessee pursuant to Section
6.01 or to an Indemnified Person pursuant to this Section) to the Lessee the amount of such saving, and at the time realized shall also pay the amount of any actual net income tax saving to such Indemnified Person resulting from any payment pursuant to this Section; provided, however, that any such amount shall in no event be payable before such time as the Lessee shall have made all indemnity payments then due under the Operative Documents to such Indemnified Person or at a time when a Lease Event of Default shall have occurred and be continuing; provided further, however, that no such payments shall cumulatively exceed the amount of the related indemnity payments, including any amount paid in connection therewith as an indemnity for or on an indemnity payment, such that the Indemnified Person shall neither be disadvantaged nor unjustly enriched by such indemnity and such repayments. The Lessee shall indemnify each Indemnified Person on an After-Tax Basis from and against the loss or disallowance of any such net income tax saving. All the determinations under this paragraph shall be made in a manner consistent with the procedures for the determination of "Gross-Up Taxes" as set forth in the definition of After-Tax Basis in Appendix A hereto.


                                   ARTICLE VII

                              General Tax Indemnity

         SECTION 7.01.  General Tax Indemnity.

                  7.01.1 General Tax Indemnity. Except as provided in Section 7.01.2, the Lessee agrees to pay, and to indemnify, protect, save and hold each Indemnified Person harmless on an After-Tax Basis from and against, any and all Taxes imposed on or with respect to the Operative Documents, the Transaction, any Item or any part thereof, or the documentation, financing, purchase, acceptance, possession, control, delivery, use, operation, leasing, subleasing, condition, maintenance, repair, sale, abandonment, redelivery or other disposition thereof.

                  7.01.2 Excluded Taxes. The indemnity provided in Section
7.01.1 shall not extend to any of the following Taxes (the "Excluded Taxes"):

                  (i) Taxes (whether or not imposed by way of withholding) imposed on, based upon or measured by gross or net income (including any minimum Taxes and any Taxes on or measured by items of tax preference), gross or net receipts (in each case other than Taxes in the nature of sales, use, license, property, ad valorem, value-added or rental taxes), capital or net worth, and Taxes that are franchise Taxes or Taxes on doing business; provided, however, that any such Taxes imposed upon or payable by (A) the Indenture Trustee, Owner Trustee or Owner Participant which are withholding taxes on payments made to the Loan Participants in accordance with the terms and conditions of the Loan Certificates, or (B) the Indenture Trustee, Owner Trustee or Loan Participant by reason of an Owner Participant's status as a non-United States person, or pursuant to Section 5.11 hereof, shall not be Excluded Taxes by reason of this subparagraph (i);

                  (ii) any Tax to the extent such Tax is imposed as a result of activities of the Indemnified Person (or an Indemnified Person related thereto) in a taxing jurisdiction that are unrelated to the transactions contemplated by the Operative Documents;

                  (iii) any Tax that results from the Indemnified Person (or an Indemnified Person related thereto) engaging, with respect to any Item or any part thereof, in transactions other than those contemplated by the Operative Documents;

                  (iv) any Tax that is a value-added Tax which is in the nature of or in lieu of or in substitution for an income tax;

                  (v) Taxes resulting from the gross negligence or wilful misconduct of the Indemnified Person (or an Indemnified Person related thereto);

                  (vi) Taxes resulting from any voluntary transfer (which, for the avoidance of doubt, does not include a transfer pursuant to the exercise by Lessee of an election or option under Articles VII, IX, or XVII of the Lease) by the Indemnified Person of any interest in any Item or any part thereof or any interest arising under the Operative Documents or any Loan Certificate (in each case, unless a Lease Event of Default shall have occurred and be continuing), or from any involuntary transfer by the Indemnified Person of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors with respect to the Owner Participant or any Affiliate; for purposes of this Section, any increase in Taxes imposed on a transferee (other than a transferee in a transfer resulting from a Lease Event of Default) over those that the Lessee is able to demonstrate are those that would have been imposed on the transferor shall be considered Excluded Taxes;

                  (vii) any foreign Taxes imposed with respect to any Item unless such Taxes shall result from the location of such Item or the presence of or payment by the Lessee or any user of an Item in the foreign jurisdiction imposing such Taxes;

                  (viii) any penalties or additions to tax (including interest that is in the nature of a penalty) resulting in whole or in part from a failure of the Indemnified Person to file a return that is timely and proper, unless such failure relates to a matter attributable to the Transaction and such failure was due to a failure of the Lessee timely to (A) supply information required to be supplied by it that was not in the possession of the Indemnified Person, (B) notify the Indemnified Person of such filing requirement, or (C) otherwise fulfill its obligations under this Article VII;

                  (ix) any Tax based on, or measured by, the value of the interest of any Participant in any of the Owner Participant Trust Estate, the Indenture Estate or the Loan Certificates which Tax is imposed by any state or local taxing authority in which such Participant is subject to taxation as the result of transactions unrelated to the transactions contemplated by the Operative Documents;

                  (x) any Tax imposed on the Owner Trustee or the Indenture Trustee with respect to, or measured by, any trustee fees for services rendered in its capacity as trustee under the Trust Agreement or the Indenture;

                  (xi) any Tax that is being contested in accordance with the provisions of Section 7.02 to the extent provided therein during the pendency of such contest; and

                  (xii) any Tax attributable to any Item that is imposed with respect to any period after the earlier of (A) the expiration or early termination of the Term with respect to such Item if the Lessee shall have discharged its obligations with respect to such Item and (B) the return of possession of such Item to the Lessor in accordance with the Lease; provided, however, that no Lease Event of Default shall have occurred and be continuing, and provided, further, that the exception set forth in this subparagraph (xii) shall not apply to Taxes relating to events occurring or matters arising prior to such expiration, termination or return.

                  7.01.3 Credits for Foreign Taxes. If the Lessee makes any payment under Section 7.01 with respect to Taxes payable by an Indemnified Person to any foreign government and such Tax may be claimed as a credit on the United States Federal income tax return of such Indemnified Person, such Indemnified Person shall pay the Lessee an amount (certified to the Lessee by the chief financial officer or similar Responsible Officer of the Indemnified Person) equal to the sum of (i) the amount of such credit that is actually utilized (determined, in the case of years in which limitations apply to the total foreign tax credits available to an Indemnified Person, in accordance with principles set forth in the proviso to the following sentence) and (ii) the actual reduction in Taxes realized by such Indemnified Person as a result of any payment by an Indemnified Person to the Lessee pursuant to this sentence; provided, however, that the aggregate amount payable to the Lessee pursuant to this sentence with respect to any Tax shall not exceed the aggregate amounts previously paid by the Lessee under this Section 7.01 with respect to such Tax, such that the Indemnified Person shall neither be disadvantaged nor unjustly enriched by such indemnity and such repayments. To the extent that such Indemnified Person shall lose the benefit of such credit as a result of a loss or credit carryback, an audit adjustment or disallowance, or any similar cause, then such lost benefit shall be treated as a Tax for which the Lessee is obligated to make a payment under this Section 7.01, without regard to the exclusions set forth above in Section 7.01.2; provided, however, that the determination of the extent to which the benefit of such credit is lost shall be made, in the case of Loan Certificate Withholding, on the basis specified in
Section 6(e) of the Loan Certificate, and otherwise on the assumption that (x) such credit is utilized prior to foreign tax credits arising out of any lease transaction in which there is a provision that foreign tax credits arising out of such transaction are deemed to be utilized last, (y) such credit is utilized on a pro rata basis with all other foreign tax credits arising out of any lease transaction (except any transaction in which there is an express provision that foreign tax credits arising out of such transaction are deemed utilized on a more favorable basis), and (z) such credit is utilized after all foreign tax credits not described in clauses (x) and (y) of this proviso. If an Indemnified Person claims any credit consistent with this paragraph, the Lessee shall furnish such Indemnified Person with any receipts for the related Taxes that were previously received by the Lessee.

                  7.01.4 Refunds and Other Credits. If any Indemnified Person shall obtain a refund or credit of all or any part of any Taxes paid, reimbursed or advanced by the Lessee, (other than a credit described in Section 7.01.3), such Indemnified Person shall promptly pay to the Lessee the amount of such refund or credit plus the amount of any tax saving actually resulting from any payment pursuant to this sentence; provided, however, that no such payment shall exceed the amount of all prior payments by the Lessee to such Indemnified Person pursuant to this Article VII related to the Taxes that gave rise to such refund or credit. If, in addition to such refund or credit, such Indemnified Person shall receive an amount representing interest on such refund or credit, the Lessee shall promptly be paid that portion of such interest that shall be attributable to Taxes paid, reimbursed or advanced by the Lessee prior to the receipt of such refund or credit. If an Indemnified Person shall realize any actual tax saving (other than a credit described in Section 7.01.3) from any amount with respect to which the Lessee has indemnified such Indemnified Person pursuant to this Article VII, such Indemnified Person shall pay to the Lessee the amount of such tax saving, together with the amount of any actual tax saving resulting from any payment pursuant to this sentence; provided, however, that no such payments shall exceed the amount of all prior payments by the Lessee to such Indemnified Person pursuant to this Article VII related to the Taxes that gave rise to such tax saving, such that the Indemnified Person shall neither be disadvantaged nor unjustly enriched by such indemnity and such repayments. Notwithstanding the foregoing, no Indemnified Person shall be required to make any payment to the Lessee until such time as the Lessee shall have made all payments then due under the Operative Documents to such Indemnified Person. The Lessee shall indemnify each Indemnified Person on an After-Tax Basis from and against the loss or disallowance of an amount equal to any refund, credit or tax saving described in this Section which the Indemnified Person has actually paid to Lessee, without regard to the exclusions set forth in Section 7.01.2.

                  7.01.5 Consolidated Reporting. In the case of any Tax that at any time is required to be reported on a consolidated or combined basis by an Indemnified Person or a Affiliate thereof, the rules governing such consolidated or combined returns shall be taken into account in determining and computing the amount of any indemnity or any payment by or to the Lessee required to be made under this Article VII.

         SECTION 7.02.  Contests.

                  7.02.1 Notice of Claims. If any Indemnified Person receives written notice that any claim or assessment for any Tax indemnifiable by the Lessee under this Article VII (an "Article VII Claim") is being or will be made against such Indemnified Person, such Indemnified Person shall, within 15 days, notify the Lessee; provided, that failure to notify the Lessee shall not impair such Indemnified Person's right to indemnification under this Article VII, unless the Lessee's ability to contest such Article VII Claim shall have been effectively precluded by such failure.

                  7.02.2  Conduct of Contest.  If:

                   (A) the Lessee in writing requests an Indemnified Person to contest an Article VII Claim and acknowledges its liability under this
         Article VII to indemnify for the Tax which is the subject of the
         Article VII Claim, unless the final determination of such claim clearly articulates a basis for the claim for which Lessee is not liable hereunder;

                  (B) the Lessee agrees to pay on demand the Indemnified Person, on presentation of properly certified and supported invoices, for all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Indemnified Person in connection with contesting such Article VII Claim;

                  (C) the Lessee furnishes the Indemnified Person with a written opinion of Heller, Ehrman, White & McAuliffe (or other independent counsel selected by the Lessee and reasonably satisfactory to the Indemnified Person) to the effect that a reasonable basis exists to contest such Article VII Claim; and

                  (D) a Lease Event of Default described in Section 13(a), (b),
         (c) or (f) of the Lease has not occurred or is not continuing,

then the Indemnified Person shall take such action to contest such Article VII Claim as the Lessee shall reasonably request, or, if the Lessee is permitted by law to contest such Article VII Claim in its own name, such Indemnified Person shall take all reasonable action to cooperate with the Lessee's contest of such
Article VII Claim. Without limiting the generality of the foregoing, such contest may include appropriate administrative or judicial appeals, and may include using reasonable efforts to obtain a refund of a Tax that has been paid as a result of the Article VII Claim. Except in the case of a contest carried on by the Lessee in its own name, any contest conducted pursuant to this Section
7.02 shall be controlled by the Indemnified Person (who shall consult in good faith with the Lessee regarding the contest, including the preparation of written submissions). Notwithstanding the foregoing, the Indemnified Person need not contest an Article VII Claim, or may discontinue any such contest proceedings, if there is a material risk that any such contest or proceedings will result in the imposition of a Lien upon, or a material risk of the sale, forfeiture or other loss of, any Item (except if the Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Person in a manner reasonably satisfactory to such Indemnified Person). In addition, the Indemnified Person need not contest an
Article VII Claim to the United States Supreme Court.

                  7.02.3 Failure to Contest. An Indemnified Person may refuse to contest an Article VII Claim. If an Indemnified Person fails or refuses to contest, or to permit the Lessee to contest, an Article VII Claim when (i) all of the conditions (A) through (D) of Section 7.02.2 have been satisfied, and
(ii) there is no material risk that the contest will result in the imposition of a Lien upon, or a material risk of the sale, forfeiture or other loss of, any Item (or if the Lessee has adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Person in a manner reasonably satisfactory to such Indemnified Person), such Indemnified Person shall be deemed to waive payment by the Lessee of any amount that might otherwise be payable by the Lessee under this Article VII in respect of such
Article VII Claim. Such Indemnified Person shall promptly pay to the Lessee any amounts theretofore paid by the Lessee with respect to such Article VII Claim, other than reasonable expenses of such contest.

                  SECTION 7.03 Returns. In case any report, statement or return shall be required to be made with respect to any Taxes indemnifiable by the Lessee under this Article VII, the Lessee shall, (i) to the extent required or permitted by law, file such return, statement or report in its own name, and
(ii) in the case of any such return, statement or report required to be made in the name of an Indemnified Person, advise such Indemnified Person of such fact and either (A) prepare or cause to be prepared such return, statement or report for filing by such Indemnified Person or (B) where any such return, statement or report must reflect items in addition to Taxes indemnified by the Lessee under this Article VII, provide such Indemnified Person with information sufficient to permit such return, statement or report to be properly made with respect to any such Taxes. If an Indemnified Person prepares the return, statement or report filed (or changes a return, statement or report prepared by the Lessee prior to filing), and the Indemnified Person takes the position in such return, statement or report that any Tax indemnifiable by the Lessee under this Article VII is payable, such return, statement or report shall be deemed a written notice of an
Article VII claim for purposes of Section 7.02. Neither the Lessee nor any Indemnified Person shall file a sales or use tax return reporting payments of Rent under the Lease or the payment from the Headlessee under the Headlease as being subject to sales or use tax, except in the event of a Change in Law, unless following a written determination of such Person's tax counsel that there is no reasonable basis for taking such position.

                  SECTION 7.04.  Payments.

                  7.04.1 Due Dates for Payments. Subject to Section 7.02, all amounts payable by the Lessee pursuant to this Article VII shall be payable, to the extent not theretofore paid, on written demand therefor by the Indemnified Person (but not more than 10 days before the due date for the payment of the Taxes to which such demand relates). Any amounts payable to the Lessee under this Article VII with respect to a reduction, refund or adjustment in Taxes or a credit shall be paid within 20 days after the filing of the tax return upon which such reduction, refund, adjustment or credit could be claimed by the appropriate Indemnified Person (or could have been claimed by such Person if it had sufficient income).

                  7.04.2 No Payment Obligation During Lease Event of Default. No amount shall be required to be paid to the Lessee under this Article VII while a Lease Event of Default has occurred and is continuing.

                  SECTION 7.05. Verification. Within 15 days after the Lessee receives any computation from an Indemnified Person pursuant to this Article VII, the Lessee may request that an accountant mutually acceptable to the Lessee and such Indemnified Person shall review such computation. The Indemnified Person shall cooperate with such accountant and supply it with all documentation and records necessary for the accountant to conduct such review; provided that such accountant shall agree in writing satisfactory to the Indemnified Person to maintain the confidentiality of such information. The determination of the accountant shall be final and binding upon the Lessee and the Indemnified Person. The fees and disbursements of such accountant will be paid by the Lessee; provided, however, that such fees and disbursements will be paid by the Indemnified Person if the verification results in an adjustment in the Lessee's favor of five percent or more of the indemnity payment or payments computed by the Indemnified Person. Neither the Indemnified Person nor the Lessee shall be required to disclose its income or franchise tax returns to any Person, other than the accountant retained pursuant to this paragraph.

                  SECTION 7.06. Withholding on Rent. All payments of Rent shall be made free and clear of, and without reduction for, U.S. or other withholding taxes on such Rent so long as the Lessor is a U.S. person and the Owner Participant is a U.S. corporation or is a U.S. partnership composed entirely of U.S. corporations.


                                  ARTICLE VIII

                              Special Tax Indemnity

                  SECTION 8.01. Certain Tax Assumptions. The Operative Documents are being entered into on the following United States Federal income tax assumptions ("Tax Assumptions"):

                  (a) The entity created by the Trust Agreement will be treated as a grantor trust or as an agent of the Owner Participant for Federal income tax purposes and the Owner Participant, as owner of or as the principal of the entire trust, will be entitled and required to take into account in computing its taxable income all items of income, gain, loss, deduction and credit with respect to the Equipment.

                  (b) The Lease will constitute a true lease for income tax purposes, the Owner Participant will be treated as the owner and lessor of each Item, and the Lessee will be treated as lessee of each Item.

                  (c)      The Owner Participant will be entitled,

                    (i) (x) with respect to the Lessor's Cost of 100% of each Production Unit, other than Thermofit, as to which such percentage is 98.08%, Chemelex, as to which such percentage is 99.77%, and Wire and Cable, as to which said percentage is 95.41%, to cost recovery deductions under Section 168 of the Code, as in effect on the date hereof, in the amounts applicable with respect to "five-year property", computed using a five-year recovery period, the 200% declining-balance method (switching to straight-line) and the half-year convention, resulting in deductions in an amount equal to 20.0% of the Lessor's Cost of each Item in the taxable year of the Owner Participant that includes the

                           Closing Date and 32.0%, 19.2%, 11.52%, 11.52% and
                           5.76% of the Lessor's Cost of such Item in each of the Owner Participant's five succeeding taxable years, respectively, and (y) with respect to the remaining percentages of Lessor's Cost of each Production Unit, to depreciation deductions under
                           Section 167 of the Code and the asset depreciation range of Section 1.167(a)-11 of the Regulations, as in effect on the date hereof, in amounts applicable with respect to asset class 36.0 (within the meaning of Rev. Proc. 87-56, 1987-2 C.B. 674, as modified and clarified by Rev. Proc. 88-22, 1988-1 C.B. 785), computed using a five-year recovery period, the 150% declining-balance method (switching to straight-line) and the half-year method, assuming zero salvage, resulting in deductions in an amount equal to 15.0% of the Lessor's cost attributable to such Equipment in the taxable year of the Owner Participant that includes the Closing Date and 25.5%, 17.85%, 16.66%, 16.66%, and 8.33%, in each of the Owner Participant's five succeeding taxable years, respectively (the "Depreciation Deductions");

                    (ii) to current deductions with respect to interest paid on the Loan Certificates (the "Interest Deductions"); and

                    (iii) to amortization deductions in respect of Transaction Expenses on a straight-line basis over a period consisting of the Interim Term and the scheduled Basic Term (the "Amortization Deductions").

                  (d) No portion of the Depreciation Deductions will be recaptured prior to the expiration of the Term.

                  (e) The marginal rate of United States Federal income tax for corporations is 35%, and the permanent marginal rate of income tax applicable to the Owner Participant is 35% for each taxable year of the Owner Participant.

                  (f) During fiscal years of the Owner Participant in which the Transaction generates a net loss for Federal income tax purposes, the Owner Participant will be entitled to treat all income and deductions with respect to the Equipment as derived from sources within the United States.

                  (g) The taxable year of the Owner Participant is and will be the calendar year.

                  (h) The Owner Participant will report its income and deductions using the accrual method of accounting for income tax purposes.

                  (i) Prior to the end of the Term, the Owner Participant will not be required to include in its taxable income in connection with the Transactions any amount other than:

                           (i) Basic Rent and Renewal Rent accrued in the amounts and over the periods provided for in the Lease (or, if earlier, on the Rent Payment Date with respect to any such Rent payable on such date),

                           (ii) payments received under Article VI or VII hereof or this Article VIII,

                           (iii)    any payment by Lessee of an amount
                                    specifically designated as interest in
                                    connection with a late payment,

                           (iv) any income that is offset by a related current deduction of an expense of the same character for tax purposes not otherwise described in this Section 8.01,

                           (v) any payment of Stipulated Loss Value, Termination Value or any amount determined by reference to Stipulated Loss Value or Termination Value on the date payable in accordance with the terms of the Operative Documents,

                           (vi)     any amount paid under the Operative
                                    Documents, the calculation of which is
                                    specifically determined under the Operative
                                    Documents to include an amount designed to hold the Owner Participant harmless against the income tax consequences of the receipt or accrual thereof,

                           (vii) any amount paid pursuant to Article XVII of the Lease, and

                           (viii) insurance proceeds from policies carried by the Owner Participant or any Affiliate thereof, but not required to be maintained by Lessee under the Lease.

                  Notwithstanding anything to the contrary contained herein, the Lessee makes no representation, warranty or covenant with respect to the matters set forth in this Section 8.01 except as specifically set forth in Section 8.02.

                  SECTION 8.02. Tax Representations. Solely for the purpose of this Article VIII, the Lessee represents, warrants and covenants that:

                  (a) Neither the Lessee nor any Lessee Person (as hereinafter defined) will file any federal or state income or franchise tax report or form identifying itself as owner of the Equipment or any portion thereof (except for additions, modifications or alterations that are the property of the Lessee).

                  (b) 100% of each Production Unit, other than Thermofit, as to which such percentage is 98.08%, Chemelex, as to which such percentage is 99.77%, and Wire and Cable, as to which said percentage is 95.41%, by value qualified for treatment as "5-year property" within the meaning of Section 168(e)(1) of the Code as in effect on the date hereof in the hands of the Lessee immediately prior to the Closing Date, and the remaining percentage each of such Production Unit by value qualified for treatment as property in asset class 36.0 (assuming a proper election were made under Treasury Regulations Section 1.167(a)-11) in the hands of the Lessee immediately prior to the Closing Date, and neither the Lessee nor any Lessee Person will do anything during the period from the Closing Date through December 31, 2003, (or such longer period as the Owner Participant is claiming depreciation deductions as a result of a Loss of Deductions, as defined in Section 8.03(a)) to cause such proportions of the Equipment to fail to qualify for treatment as "5-year property" within the meaning of such Section 168(e)(1) or as property eligible for inclusion in asset class 36.0.

                  (c) Each Item of Equipment will have been "placed in service" for Federal income tax purposes on or before the Closing Date.

                  (d) As of the Closing Date, no Item of Equipment will require any improvement, modification or addition (other than ancillary items of equipment of a kind customarily selected and furnished by purchasers and lessees of similar equipment) in order to be rendered complete for its intended use by the Lessee or any Affiliate thereof or other user of the Equipment.

                  (e) No Item of Equipment will be used outside the United States during the first seven years of the Term.

                  (f) Under Section 168(g) of the Code as in effect on the date hereof, no Item of Equipment will constitute (i) "tax-exempt use property" by reason of the status of a Lessee Person during the first seven years of the Term or (ii) "tax-exempt bond financed property" by reason of activities of any Lessee Person.

                  (g) Neither any Lessee Person nor any member of the "Lessee Group" (as such term is used in Rev. Proc. 75-21, 1975-1 C.B. 715, as modified by Rev. Proc. 79-48, 1979-2 C.B. 529) will directly or indirectly acquire any interest in the Loan Certificates, or enter into any arrangement for payment of the Loan Certificates with any Person other than as contemplated by the Operative Documents.

                  (h) All written information with respect to the Equipment supplied by Lessee to, and expressly relied on by, the Appraiser in connection with the Appraisal was accurate at the time given and will remain accurate on the Closing Date. The Lessee and the Owner Participant agree that the written information referred to in the foregoing sentence includes only the written information described in
         Exhibit 8.02(h), and that the Lessee is not otherwise responsible for the Appraisal or its conclusions.

                  (i) No Lessee Person will construct or install on any Item any component, improvement, alteration or addition that would cause such Item to become "limited use property" within the meaning of Rev. Proc. 79-48, 1979-2 C.B. 529.

                  The only obligation of the Lessee resulting from the breach or inaccuracy of any of the foregoing representations, warranties and covenants shall be as provided in this Article VIII.

                  SECTION 8.03. Definition of Loss. If any of the following events (hereinafter referred to individually as a "Loss") shall occur, then the Lessee shall pay to the Owner Participant as an indemnity the amounts set forth in Section 8.04 hereof:

                  (a) For United States Federal income tax purposes, the Owner Participant shall for any taxable year lose, shall not claim (as the result of a written determination of Owner Participant's Tax counsel, or other independent tax counsel selected by the Owner Participant involved and reasonably satisfactory to the Lessee, that there is not "substantial authority" within the meaning of Section 6662(d)(2)(B)(I) of the Code for making such claim, which determination was delivered, and furnished to the Lessee, prior to such failure to claim and which determination was delivered after consultation by such independent tax counsel with Heller, Ehrman, White & McAuliffe, or other independent tax counsel selected by the Lessee and reasonably acceptable to the Owner Participant), shall suffer a disallowance of, or shall be required to recapture, all or any portion of the Depreciation Deductions, the Interest Deductions or the Amortization Deductions (a "Loss of Deductions") as a result of:

                  (i) any act or omission of the Lessee, any Affiliate thereof or any Person (other than the Owner Participant or any Affiliate thereof) who acquires possession of, or the right to use, any Item during the Term (a "Lessee Person"), excluding, however, the execution of the Operative Documents and further excluding any act or omission required or expressly permitted by the terms of the Operative Documents (but not excluding (x) the alteration or modification of any Item and (y) a substitution or trade-in of an Item pursuant to Section
         9.01 or 9.05 of the Lease in exchange for a replacement Item, or

                  (ii) the inaccuracy or breach of any representation, warranty or covenant set forth in Section 8.02 or Sections 4.01(d) and 4.01(i) of the Participation Agreement.

                  (b) For United States Federal income tax purposes, the Owner Participant shall for any taxable year lose, shall not claim (as the result of a written determination of Owner Participant's Tax Counsel, or other independent tax counsel selected by the Owner Participant involved and reasonably satisfactory to the Lessee, that there is not "substantial authority" within the meaning of Section 6662(d)(2)(B)(I) of the Code for making such claim, which determination was delivered, and furnished to the Lessee, prior to such failure to claim and which determination was delivered after consultation by such independent tax counsel with Heller, Ehrman, White & McAuliffe, or other independent tax counsel selected by the Lessee and reasonably acceptable to the Owner Participant), or shall suffer a disallowance of all or any portion of the credit for foreign taxes otherwise allowable under Sections 901, 902 or 960 of the Code (a "Foreign Tax Credit Loss") as a result of:

                  (i) the use of any Item outside of the United States by the Lessee, any Affiliate thereof or any Person (other than the Owner Participant or any Affiliate thereof) who acquires possession of, or the right to use, any Item during the Term (a "Lessee Person"),

                  (ii) the inaccuracy or breach of any representation, warranty or covenant set forth in Section 8.02 or Sections 4.01(d) and 4.01(i) of the Participation Agreement, or


                  (iii) a Refunding pursuant to Article XII of the Lease (but not the right to cause a Refunding).

                  (c) The Owner Participant shall be required to include in its income for Federal income tax purposes any amount other than the amounts described in Sections 8.01(i)(i)-(viii) as a result of:

                  (i) the payment by the Lessee of any amount of Basic Rent or Renewal Rent prior to the due date thereof specified in the Lease,

                  (ii) the acquisition of Loan Certificates by any Lessee Person except pursuant to Article XIII,

                  (iii) provided that such inclusion shall be with respect to a period prior to the expiration or termination of the Lease with respect to such Item, the alteration, modification, enhancement or repair to, or maintenance of, any Item,

                  (iv) the receipt and retention by any Lessee Person of any warranty or insurance payment related to any Item or the accrual of any such amount that is to be retained by a Lessee Person,

                  (v) the actual date of an Event of Loss being deemed by the Internal Revenue Service to have occurred earlier than the date assumed in calculating the

                           Federal income tax consequences reflected in the applicable Stipulated Loss Value,

                  (vi) the breach or inaccuracy of any representation contained in Section 8.02 hereof,

                  (vii) the making or accrual of any payment, including an Auxiliary Payment, (in each case, other than a payment pursuant to Section 3.03 of the Lease or
                           Article VI, VII or VIII hereof or any payment of principal, interest, breakage costs or similar debt payments) by the Lessee to the Indenture Trustee or a Certificateholder, or

                  (viii) a substitution or trade-in of an Item of Equipment pursuant to Section 9.01 or 9.05 of the Lease, or

                  (ix)     the Refunding of the Loan Certificates pursuant to
                           Article XIII (but not the right of the Lessee to cause a Refunding) (any of the foregoing an "Inclusion").

                 For purposes of this Section 8.03, the existence of the terms and provisions of the Operative Documents and their execution and delivery shall not be deemed to be an act or omission of the Lessee or any Lessee Person.

                  SECTION 8.04.  Indemnity.

                  (a) Indemnity Obligation. If the Owner Participant shall incur a Loss, as defined in Section 8.03, the Lessee shall make the indemnity payments set forth below:

                           (i) In the case of a Loss incurred for any taxable year by the Owner Participant with respect to a Loss of Deductions, the Lessee shall pay on an After-Tax Basis to the Owner Participant an amount equal to the income taxes payable or deemed payable by the Owner Participant (calculated pursuant to Section 8.04(e)) as a result of such Loss and any interest, penalties and additions to tax properly attributable to such Loss (net of any deductions currently available for such interest, penalties or additions), other than any interest, penalties or additions to tax that result in whole or in part from a failure of the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing to file a return that is timely and proper, (which failure was not attributable to the breach by Lessee of any of its covenants or representations in any Operative Document or the failure of the Lessee to timely notify the Owner Participant of an underlying event with respect to the Equipment or its use causing the Loss).

                           (ii) In the case of a Loss incurred for any taxable year by the Owner Participant with respect to an Inclusion, the Lessee shall pay to the Owner Participant an amount which on an After-Tax Basis shall be equal to the sum of (1) the product of (A) the amount of the Inclusion which is the subject of such Loss times (B) the composite rate consisting of the highest marginal statutory Federal income tax rate generally applicable to corporations and the state rate actually payable by Owner Participant with respect to such Inclusion, taking into account any allowable deduction of state tax from Federal taxable income (the "Marginal Rate") during the relevant period, plus (2) an amount equal to (A) the amount of any interest, penalties and additions to tax properly attributable to such Loss, other than any interest, penalties or additions to tax that result in whole or in part from a failure of the Owner Trustee, the Owner Participant, or any Affiliate of either of the foregoing, to file a return that is timely and proper (which failure was not attributable to the breach by Lessee of any of its covenants or representations in any Operative Document or the failure of the Lessee to timely notify the Owner Participant of an underlying event with respect to the Equipment or its use causing the Loss), minus (B) the amount of any actual decrease in the Owner Participant's taxes caused by any allowable deduction in respect of such interest, penalties or additions to tax.

                          (iii) In the case of a Loss incurred for any taxable year by the Owner Participant with respect to a Foreign Tax Credit Loss, then, except to the extent that any Rent adjustment under Article XII reflects such Foreign Tax Credit Loss, the Lessee shall pay to the Owner Participant an amount equal, on the After-Tax Basis, to the amount of such Foreign tax Credit Loss calculated pursuant to Section 8.04(e), and any interest, penalties, or additions to tax properly attributable to such Loss (net of any deductions currently available for such interest, penalties or additions), other than any interest penalties or additions to tax that result in whole or in part from a failure of the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing to file a return that is timely and proper (which failure was not attributable to the breach by Lessee of any of its covenants or representations in any Operative Document or the failure of the Lessee to timely notify the Owner Participant of an underlying event with respect to the Equipment or its use causing the Loss).

                  (b) Method of Payment. The Lessee will make payments pursuant to this Section pursuant to (x), below, unless (i) it is not permitted to do so or (ii) it elects to make payments under (y) or (z), below:

                           (x) The Lessee shall pay the Owner Participant, on an
                  After-Tax Basis, from time-to-time at such time as the Owner Participant is required to pay the additional tax due by reason of the Loss of Deductions or Inclusion.

                           (y) If the Lessee has elected not to pay, or cannot
                  choose to pay, an indemnity pursuant to either clause (x) above or clause (z) below, Lessee shall provide the Owner Participant of notice of such fact prior to the date Lessee's obligation commences under Section 8.04(b), above, and shall pay to the Owner Participant as an indemnity a lump-sum amount which, on an After-Tax Basis, shall be sufficient to preserve the Owner Participant's Economics as if such Loss had not occurred. The computation of such lump-sum amount shall be made by the Owner Participant utilizing the methodology and assumptions, including Tax Assumptions, utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value, except as such assumptions shall be varied to take into account such Loss and any prior Loss in a manner consistent with this Section.

                           (z) So long as no Material Lease Default or Lease
                  Event of Default has occurred and is continuing, the Lessee may elect to make indemnity payments in the form of adjustments in the amount of Basic Rent payable by the Lessee pursuant to the Lease, commencing on the next Rent Payment Date after the date the payment obligation commences under
                  Section 8.04(b) continuing on each Rent Payment Date occurring thereafter during the Basic Term, in amounts sufficient to preserve the Owner Participant's Economics as if such Loss had not occurred. The computation thereof shall be made utilizing the methodology and assumptions, utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value, except as such assumptions shall be varied to take into account such loss and any prior loss in a manner consistent with this Section.

                  (c)      Commencement of Payment.

                                    (i) The amount payable by the Lessee to the
                           Owner Participant pursuant to this Section 8.04 and
                           Section 8.06 shall, subject to Lessee's elections under Subsection (b) above, commence to be paid upon the occurrence of the latest of (A) 30 days after receipt of a written demand therefor from the Owner Participant, accompanied by a written statement describing in reasonable detail the computation of the amount so payable, (B) except with respect to a Loss resulting from a failure to claim based upon a determination of independent tax counsel described in
                           Section 8.03, if any such indemnity payment relates to a Loss that is contested pursuant to Section 8.06, the date of a final determination with respect to such Loss, and (C) the date the Owner Participant shall be required to pay the additional income taxes resulting from such Loss (or would have been required to pay such additional income taxes resulting from such Loss if it had had sufficient taxable income); provided, however, that if the Lessee shall elect to pay such sum prior to the latest of the dates referred to in this sentence, the Lessee shall not be required to pay the Owner Participant the amount of any interest that shall be attributable to the period after such payment by the Lessee;

                                    (ii) The date required for payment pursuant
                           to the preceding sentence shall be delayed until 15 days after completion of any verification pursuant to subsection (d) of this Section 8.04; provided that, unless the outcome of the verification requires the Owner Participant to bear the costs thereof (as hereinafter provided), the Lessee shall pay interest at the Debt Rate on the amount determined to be payable pursuant to such verification for the period from the date such amount would have been due in the absence of such verification to the date of the Lessee's payment.

                  (d) Verification. When requesting payment by the Lessee pursuant to this Article VIII, the Owner Participant shall provide the Lessee with a certificate setting forth the amount payable by the Lessee and the computation of such amount. If the Lessee shall disagree with such amount, such amount shall be reviewed and determined by an accounting firm mutually acceptable to the Lessee and the Owner Participant; provided, however, that the sole responsibility of such firm shall be to verify the computation of any payment pursuant to this Article VIII (setting forth fully the assumptions on which such verification is based) and that matters of interpretation of the Operative Documents are not within the scope of such responsibility. The costs of such verification shall be borne by the Lessee, unless such verification results in a correction to such amount in the Lessee's favor of five percent or more of the amount as determined by the Owner Participant, in which case such costs shall be borne by the Owner Participant. No person other than such accounting firm shall be permitted access to the books, records or tax returns of the Owner Participant or any Affiliate thereof. The determination of such accounting firm shall be final and binding upon the Lessee and the Owner Participant.

                  (e) Determination. Whenever it may be necessary for purposes of this Article VIII to determine the amount of any tax resulting from a Loss of Deductions or the amount of tax savings resulting from such Loss of Deductions, such determination shall be made on the assumption that the income taxes of the Owner Participant are payable at the Assumed Tax Rate. When determining the amount of Foreign Tax Credit Loss suffered by the Owner Participant, or the amount of any tax savings resulting from such Foreign Tax Credit Loss, such determination shall be made on the basis of the assumption that the income taxes of the Owner Participant are payable at the Assumed Tax Rate. In the case of any Loss, all computations shall assume that, in computing its Federal income tax liability, the Owner Participant can currently fully utilize the tax benefits that are the subject of any Loss or that result from a Loss. For purposes of determining the amount of tax savings from any payment by the Owner Participant to the Lessee with respect to any Loss other than an Inclusion, it shall be assumed that Taxes are payable by the Owner Participant at the Assumed Tax Rate.

For purposes of the amount of a Loss resulting from an Inclusion or other amounts payable on an After-Tax Basis, or the amount of tax savings resulting from such amounts or from any payment by the Owner Participant to the Lessee with respect to such amounts, it shall be assumed that Taxes are payable by the Owner Participant at the Marginal Rate.

                  (f) Exceptions. Notwithstanding the foregoing, the Lessee shall not have any liability to the Owner Participant for indemnification under this Article VIII for any Loss (y) except with respect to a Loss described in clause (v) of Section 8.03(c) hereof, if such Loss results from an event with respect to an Item whereby the Lessee is required to pay, and shall have paid in full, Stipulated Loss Value or Termination Value for such Item or any amount determined by reference thereto or (z) if such Loss would not have occurred but for one or more of the following events:

                  (i) a voluntary transfer or disposition by the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing of any interest in any Item or any part thereof or any interest arising under the Operative Documents or any interest in the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing or any involuntary transfer resulting from the bankruptcy or insolvency of the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing or from foreclosure proceedings except a transfer or disposition while an Event of Default under the Lease shall have occurred and be continuing,

                  (ii) the failure of the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing to claim a tax benefit or to exclude income described in Section 8.01(i) in a timely and proper manner, unless such failure shall be due to the failure of the Lessee timely to provide the Owner Participant with information timely requested by the Owner Participant and reasonably necessary to make such claim or unless such failure shall be based upon the written determination of independent tax counsel described in Section 8.03(a),

                  (iii) the failure of the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing to take timely action in contesting a claim made by the Internal Revenue Service if such person shall be required to take such action pursuant to
                          Section 8.06, and if such failure has a material adverse effect on Lessee's ability to conduct such contest,

                  (iv) the status of the Owner Participant or any Affiliate thereof for income tax purposes, including without limitation the Owner Participant's or such other person's being or becoming an entity subject to the provisions set forth in Section 465 of the Code, a charitable organization, an agency or instrumentality of the United States, a State or political subdivision thereof or an international organization,

                  (v) the applicability of Section 168(d)(3), 168(f)(1), 168(g)(7), 55, 56, 57(a), 291, 501, 593, 851, 856,
                          1361, or 1381 of the Code to the Owner Participant or any Affiliate thereof,

                  (vi)    a change in the Owner Participant's taxable year,

                  (vii) the inaccuracy or incompleteness of any conclusion of the Appraisal referred to in Section 3.01(e) or the inability of the Owner Participant to include in its basis for the Equipment all or any part of Lessor's Cost, in each such case unless such inaccuracy or incompleteness results from the inaccuracy of the representation set forth in Section 8.02(h),

                  (viii) the existence of the trust created by the Trust Agreements,

                  (ix) the failure of the Owner Trustee, the Owner Participant or any Affiliate of either of the foregoing to have sufficient income to benefit from the tax benefits described in Section 8.01,

                  (x) the enactment of or any amendment, modification, deletion or change having been made in or to, the Code as in effect on the date hereof (or any other Federal tax statute), or the promulgation of temporary, proposed or final Treasury Regulations, or administrative interpretations of the Code or the Treasury Regulations in each case on or after the Closing Date; provided, however, that the exception set forth in this clause (x) shall not apply to a Loss relating to a Refunding or to the modification, substitution or trade-in of an Item of Equipment pursuant to Section 9.01 or 9.05 of the Lease if such Refunding, modification, substitution or trade-in occurs after an enactment, amendment, modification, deletion, change or promulgation relating to the Code, temporary or final Treasury Regulations, or a published ruling of the Internal Revenue Service,

                  (xi) the failure of the Transaction to constitute a "true lease" for tax purposes or any determination that the Owner Participant is not the owner of the Equipment with respect to which it has participated in Lessor's Cost, the Loan Certificates are not true debt, the Owner Participant is not holding the Equipment for use in its trade or business or for the production of income or the Owner Participant did not enter into the transaction for profit, in each case unless such failure or determination results from the breach or inaccuracy of any of the Lessee's representations, warranties and covenants set forth in Section 8.02 or referenced in Section 8.03(a)(ii),

                  (xii) a breach or inaccuracy of any representation, warranty, covenant or agreement of the Owner Trustee or the Owner Participant contained in the Operative Documents including, without limitation, any failure of the Owner Participant to make (or cause the Owner Trustee to make) payments in respect of the Loan Certificates sufficient to relieve the Lessee of its obligations to pay any Advance Amount pursuant to
                          Section 3.03 of the Lease,

                  (xiii) the application of the provisions of Section 467 of the Code, other than as a result of a Refunding, or

                  (xiv) the failure of the debt created by the Loan Certificates to constitute "qualified nonrecourse indebtedness" within the meaning of Section 1.861-10T(b) of the Treasury Regulations, except as the result of a Refunding.

                  SECTION 8.05. Tax Savings. If the Owner Participant, as the result of a Loss or the event giving rise to a Loss for which the Owner Participant has been indemnified by the Lessee under this Article VIII, realizes with respect to any year income tax savings (including from the utilization of foreign tax credits) that would not have been realized but for such Loss or event (or would have realized income tax savings if the Owner Participant had had sufficient taxable income in such year), the Owner Participant shall pay to the Lessee an amount equal to the sum of such actual or assumed income tax savings (calculated in accordance with the provisions of Section 8.04.(e)), plus the amount of any income tax savings realized as the result of any payment made pursuant to this sentence such that the Indemnified Person shall neither be disadvantaged nor unjustly enriched by such indemnity and such repayments. Any payment due to the Lessee pursuant to this Section 8.05 shall be paid promptly (and, in any event, within 30 days) after the filing of the tax return upon which such income tax savings could be claimed (or could have been claimed by the Owner Participant if it had had sufficient taxable income); provided, however, that (a) such aggregate sum shall in no event exceed the amounts paid by the Lessee to the Owner Participant with respect to such Loss, (b) such sum shall not be payable before such time as the Lessee shall have made all payments or indemnities then due pursuant to the Operative Documents, and (c) no Lease Event of Default shall have occurred and be continuing. Any subsequent disallowance of any such actual or assumed income tax savings shall be treated as a Loss for which an indemnity is required hereunder.

                  SECTION 8.06.  Contests.

                  8.06.1 Notification. Within 15 days after receipt of a written notification from the United States Federal taxing authorities of a claim, or upon receipt of a determination of independent tax counsel described in Section 8.03, with respect to which an amount may be payable by the Lessee in accordance with this Article VIII (an "Article VIII Claim"), the Owner Participant or the Owner Trustee shall promptly notify the Lessee of such
Article VIII Claim and shall, upon request, provide such other information (not including copies of tax returns) as is available to the Owner Participant and is reasonably required by the Lessee to determine whether to request the Owner Participant to contest the Loss that is the subject of such Article VIII Claim as provided in this Section 8.06. The failure to so notify the Lessee within 15 days of such Article VIII Claim shall not affect Lessee's obligations hereunder except to the extent such failure materially adversely affects the contest of such Article VIII Claim. The Owner Participant shall, except with respect to a Loss resulting from a failure to claim based upon a determination of independent tax counsel described in Section 8.03, resist payment of any tax relating to such Loss for a period of 45 days following such notice to the Lessee or, if shorter, two days less than the period specified (including available extensions) for payment in such notification.

                  8.06.2 Obligation to Contest. If (A) the Lessee shall request in writing the Owner Participant to contest such Article VIII Claim within the period specified in the preceding sentence, (B) Heller, Ehrman, White & McAuliffe, or other independent tax counsel selected by the Lessee and reasonably satisfactory to the Owner Participant, shall furnish an opinion to the effect that there is a reasonable basis to contest such Article VIII Claim,
(C) the Lessee shall agree to pay the Owner Participant, on presentation of properly certified and supported invoices, all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Owner Trustee or the Owner Participant in conducting the contest of such Article VIII Claim (D) a Lease Event of Default shall not have occurred and be continuing, unless the Lessee shall have provided to the Owner Participant reasonably satisfactory security for any payment that might reasonably become due from the Lessee with respect to such Article VIII Claim or such contest, (E) the amount potentially payable by Lessee with respect to such Article VIII Claim shall be $50,000 or more, and (F) the Lessee shall have acknowledged to the Owner Participant that it will be liable under this Agreement with respect to such claim, unless the final determination of such claim clearly articulates a basis for the claim for which Lessee is not liable hereunder, then the Owner Trustee, the Owner Participant and any Affiliate of either of the foregoing will contest such Claim (including the appeal of any determination, it being understood, however, that under no circumstances will the Owner Participant be required to undertake any appeal to the United States Supreme Court).

                  8.06.3 Control of Contest. The Owner Participant will control, and conduct with Owner Participant's Tax Counsel, or other nationally-recognized counsel of its choice (which other counsel shall not be adverse to the Lessee in any matter other than any potential or actual adversity with respect to an
Article VIII Claim), any contest of an Article VIII Claim undertaken pursuant to this Section 8.06, and the Owner Participant, at its sole option, may choose to pursue or to forgo any and all administrative appeals, proceedings, hearings and conferences with the relevant taxing authorities with respect to such Article VIII Claim (unless and to the extent pursuit of any such proceedings shall be required to secure judicial remedies), but will, if the conditions set forth in the preceding paragraph are satisfied, contest such Claim in a court or courts of competent jurisdiction selected by the Owner Participant in its sole discretion. The Owner Participant shall cooperate with the Lessee in good faith in order to contest any Article VIII Claim and shall, if requested, consult in good faith with the Lessee regarding the conduct of such contest (including the preparation of written submissions).

                  8.06.4 Advances. If the proceeding to contest any Article VIII Claim selected by the Owner Participant requires the payment of any proposed United States Federal income tax deficiency or interest, penalties or additions to tax relating to such tax deficiency, and if the Lessee has not previously paid the indemnity provided under Section 8.04 with respect to such Article VIII Claim, the Lessee will advance to the Owner Participant on an interest-free basis sufficient funds to pay the deficiency attributable to such Article VIII Claim plus interest, penalties and additions to tax with respect thereto (to the extent such amount is indemnified against pursuant to Section 8.03 or 8.04). If the Owner Participant shall be required to include any amount in gross income with respect to such advance for United States Federal income tax purposes, such inclusion in income shall be treated as a Loss described in Section 8.03(c); provided, however, that the exception set forth in clause (x) of Section 8.04(f) hereof shall not apply to any such Loss.

                  8.06.5 Settlements. None of the Owner Trustee, Owner Participant and any Affiliate of either of the foregoing will, without the prior written consent of the Lessee, enter into a settlement or other compromise with respect to any Article VIII Claim that any such person would otherwise be required to contest pursuant to this Section 8.06, unless the Owner Participant waives its right to be indemnified with respect to the related Loss under this
Article VIII. If the Lessee requests that the Owner Participant accept a settlement of an Article VIII Claim offered by the Internal Revenue Service which settlement offer does not also require the settlement of any issue unrelated to such Article VIII Claim, the Owner Participant shall, within 30 days of such request, either accept such settlement offer or agree with the Lessee that the Lessee's liability pursuant to Section 8.04 shall be based upon such settlement offer; no additional liability of the Lessee shall accrue after 30 days following the date of such request by the Lessee provided that within 60 days following the date of such request the Lessee shall have paid or commenced to pay the amounts that would be payable under this Article VIII with respect to such Article VIII Claim if such settlement offer constituted a final determination.

                  8.06.6 Offsets and Refunds. If the extent of the Loss relating to an Article VIII Claim shall be established by the final judgment or decree of a court or administrative agency having jurisdiction thereof, then the Owner Participant will pay, within 30 days, to the Lessee any refund or offset received (including any refund or offset that would have been received but for a counterclaim not indemnified by the Lessee hereunder) by the Owner Participant with respect to such Article VIII Claim (except to the extent that such offset is applied to a tax liability for which the Owner Participant would be entitled to be indemnified under this Article
VIII), plus, to the extent that any interest-free advance shall have been treated as a Loss, the amount of any tax saving resulting from any payment pursuant to this sentence (calculated in a manner consistent with Section 8.05), together with any interest (other than interest for the period after any taxes arising from such Loss or any circumstances resulting in such Loss were paid by the Owner Participant until such taxes were paid or reimbursed by the Lessee) paid thereon by the Internal Revenue Service fairly attributable to such portion of such refund or any interest that would have been received if no other matters had been involved in such proceeding, provided that the aggregate amount payable to the Lessee (other than amounts payable with respect to such expenses and interest) pursuant to this sentence with respect to any Loss shall not exceed the aggregate amount previously paid by the Lessee under this Article VIII with respect to such Loss, such that the Indemnified Person shall neither be disadvantaged nor unjustly enriched by such indemnity and such repayments.

                  SECTION 8.07. Combined Returns. In the case of any tax that at any time is reported on a consolidated or combined basis by the Owner Participant or Affiliate thereof, the term "Owner Participant" shall, for purposes of this Article VIII, include such Affiliate and the rules governing such consolidated or combined returns shall be taken into account in determining and computing the amount of any indemnity or any payment by or to the Lessee required to be made under this Article VIII.

                  SECTION 8.08. Certain Adjustments. In the event any payments shall be due to the Owner Participant under this Article VIII, the schedules of Stipulated Loss Values and Termination Values shall be appropriately adjusted in accordance with Article X.

                                   ARTICLE IX

                                    Expenses

                  SECTION 9.01. Transaction Expenses Payable by the Owner Participant. If the transactions contemplated by this Agreement to occur on the Closing Date are consummated, the Owner Participant will pay Transaction Expenses up to an amount equal to 1.47% of Lessor's Cost, and the Lessee shall pay the balance thereof, which Transaction Expenses shall be subject to the reasonable approval of the Lessee and the Owner Participant prior to payment thereof. The Owner Participant will pay such approved Transaction Expenses at Closing to the extent bills or invoices are presented to the Lessee and the Owner Participant not later than two Business Days prior thereto, and on the Adjustment Date to the extent bills or invoices with respect to such expenses are submitted within no more than 80 days after the Closing Date and in any event by no later than ten Business Days prior to the Adjustment Date. The failure to present bills or invoices by such dates shall not prevent such expenses from constituting Transaction Expenses or Article VI from applying to such expenses.

                  SECTION 9.02. Agreed Transaction Expenses. The Owner Participant and the Lessee agree that Transaction Expenses shall not include any fees and expenses for Owner Participant's counsel other than the fees and expenses of Owner Participant's Special Counsel but not in excess of the amount specified in a letter from the Owner Participant to Lessee dated the Closing Date, and shall not include any fees and expenses for Loan Participants' Counsel, in excess of the amount specified in a letter from Loan Participants' Counsel to Lessee dated the Closing Date.

                  SECTION 9.03. Amendments, Waivers, etc. The Lessee will pay all costs and expenses incurred in connection with the entering into or the giving or withholding of any future amendments, supplements, waivers or consents with respect to the Operative Documents, whether or not the same shall become effective.

                  SECTION 9.04. Fees of Trustees. The Lessee will pay all continuing fees and expenses of the Owner Trustee and the Indenture Trustee in connection with the transactions contemplated by the Operative Documents, other than the fees of such Trustees which constitute Transaction Expenses.

                                    ARTICLE X

                    Recomputation of Basic Rent, EBO Prices,
                  Stipulated Loss Values and Termination Values

                  SECTION 10.01. Making of Adjustments. (a) If:

                  (i) the Closing Date shall be other than the date specified in the notice given by the Lessee pursuant to Section 2.04(b));

                  (ii) the dates on which interest is payable shall be other than those specified in the notice given by the Lessee pursuant to
         Section 2.04(b) or the interest payable on the Loan Certificates for the Interim Term shall be less than the Assumed Debt Rate;

                  (iii) the Transaction Expenses shall be other than 1.47% of Lessor's Cost; or

                  (iv) any Tax Assumption Change described in a written notice from the Owner Participant to the Lessee or from the Lessee to the Owner Participant pursuant to Section 10.04 shall occur on or prior to the Closing Date; or

                  (v) a Refunding pursuant to Article XII shall occur;

then, unless such changes or differences shall have previously been reflected in schedules prepared by the Owner Participant and accepted by the Lessee and the other Participants, Basic Rent, EBO Price, EBO Date, Stipulated Loss Values and Termination Values, and, subject to Section 10.01(c), the amortization schedules of the Loan Certificates shall be adjusted from time to time by such amounts as shall be appropriate so as to preserve each Owner Participant's Economics and, consistent therewith, to minimize the net present value to the Lessee (computed using the Debt Rate) of the Basic Rent, based on the Interim Term and the full Basic Term;

                  (b) Adjustments required by clause (v) shall be made at the expense of the Lessee, when required by Article XII. All required adjustments under clause (i), (ii), (iii), or (iv) shall be made as soon as practicable, but in no event later than the Adjustment Date. The Lessee agrees, at its expense and at the request of any other party hereto, promptly to execute and deliver an amendment to the relevant Lease Supplement confirming any such adjustment.

                  (c) Any adjustment of Basic Rent and amortization schedules of the Loan Certificates pursuant to this Article X shall be such as shall enable the Lessee to comply with Section 3.01(c) of the Lease. No adjustment shall (i) change the Weighted Average Life to Maturity of the Loan Certificates by more than six months, or to more than 7.25 years, (ii) extend the final maturity of any Loan Certificate beyond 10.752 years, (iii) with respect to a Refunding, be effected on any day other than a Rent Payment Date (with at least five Business

Days notice to each Certificateholder) unless Lessee agrees to, and does, pay associated LIBOR breakage, or (iv) increase the amount of Loan Certificates.

                  SECTION 10.02. Stipulated Loss Values; Termination Values; EBO Prices. At the time any adjustment of Basic Rent percentages shall be required under this Article X, the Stipulated Loss Values, Termination Values, EBO Prices, and EBO Dates specified in the relevant Lease Supplements shall be adjusted by the Owner Participant in accordance with Section 10.01, effective as of the first Rent Payment Date thereafter; provided, however, that such percentages shall not be reduced below those percentages that will result in any of:

                  (i) the Stipulated Loss Value as of any Rent Payment Date until expiration of the last Basic Term of any Production Unit leased under the Lease,

                  (ii) the Termination Value as of any Rent Payment Date until expiration of the last Basic Term of any Production Unit leased under the Lease, or

                  (iii) the EBO Price as of any EBO Date for any Production Unit (together, in the case of clauses (i), (ii) and (iii), in each case with any Accrued Rent that would be payable on such Rent Payment Date or EBO Date plus the amount of any Supplemental Rent payable (or that would be payable if not funded by a payment from the Lessor) pursuant to Section 3.03 of the Lease)

not being at least equal to the aggregate principal amount of, and interest on, the Loan Certificates outstanding under the Indenture and issued in respect of such Production Unit on the Rent Payment Date to which such payments relate or, in the case of clause (iii), the principal and interest on the Loan Certificates that will become due and payable on the EBO Date to which such payments relate.

                  SECTION 10.03. Computation of Adjustments. Upon the occurrence of an event requiring an adjustment pursuant to this Article X, the Owner Participant shall make the necessary computations. In making any such computations, the Owner Participant (i) shall utilize the same methods and assumptions originally used to calculate the payments of Basic Rent, EBO Prices, EBO Date, Stipulated Loss Values and Termination Values (other than those assumptions changed as a result of the event described in clause (i), (ii),
(iii), or (iv) of Section 10.01(a) necessitating such computations; it being agreed that such computation shall reflect solely any changes of assumptions or facts resulting directly from any such event necessitating such recalculation). If the Lessee shall disagree with any such amounts, they shall be reviewed and determined by an independent accounting firm chosen by the Lessee and reasonably acceptable to the Owner Participant. In connection with any such review, the Owner Participant and the Lessee shall make available to such accounting firm on a confidential basis their pricing runs and its related assumptions including the Lessee's original tax assumptions (other than any Owner Participant's tax return). The costs of such verification shall be borne by the Lessee, except that such costs shall be borne by the Owner Participant if such verification results in an increase in the amount of the present value (discounted semi-annually at an interest rate per annum equal to the Debt Rate in effect on the Closing Date) of the Basic Rent Payments during the Interim Term and the full Basic Term (using the discount rate referred to above) from the amounts proposed by the Owner Participant of more than 10 basis points.

                  SECTION 10.04. Tax Assumption Changes. Prior to Closing on the Closing Date, (i) the Owner Participant may deliver written notice to the Lessee
(x) specifying an amendment to the Code, Treasury Regulations (including proposed regulations which are also proposed to be effective on or prior to the Closing Date, whether or not such Regulations are issued under Section 467 of the Code), revenue rulings or administrative interpretations promulgated, issued, enacted or proposed after March 15, 1996, and on or prior to the Closing Date (any such promulgation, issuance, enactment or proposal, together with the proposal referred to in the final sentence of this Section 10.04, a "Tax Assumption Change") which amendment would have the effect of worsening the Owner Participant's Economics and (y) setting forth the adjustments to the Basic Rent, EBO Prices, Stipulated Loss Values and Termination Values required in the case of such Tax Assumption Change or that would be required if such proposed Tax Assumption Change were enacted, promulgated or issued, computed as provided in
Section 10.01, and (ii) the Lessee may give written notice to the Owner Participant specifying a Tax Assumption Change, which Tax Assumption Change would have the effect of bettering the Owner Participant's Economics.

                  SECTION 10.05 Post-Closing Adjustment for Pre-Closing Tax Assumption Changes. (a) Prior to noon, Pacific Time on the day following the Closing Date the Owner Participant or the Lessee may deliver written notice of a Tax Assumption Change with respect to a promulgation, issuance, enactment or proposal after the second Business Day preceding the Closing Date and on or prior to the Closing Date. If such notice is delivered by the Lessee, then the adjustments contemplated by Section 10.01 shall be computed, and Basic Rent, EBO Price, EBO Date, Stipulated Loss Values and Termination Values and, subject to
Section 10.01(c), the amortization schedules of the Loan Certificates shall be adjusted to reflect such Tax Assumption Change. If such notice is delivered by the Owner Participant, then it shall state whether the present value of Basic Rent, computed pursuant to the provisions of Section 3.02(j), might increase by an amount greater than the amount specified in such Section. If the notice delivered by the Owner Participant states that the present value of Basic Rent may not increase by an amount greater than the amount specified in 3.02(j), or if the Lessee elects to continue the transaction notwithstanding such potential increase by an amount greater than the amount specified in such Section, then the adjustments contemplated by Section 10.01 shall be computed and Basic Rent, EBO Price, EBO Date, Stipulated Loss Values and Termination Values and, subject to Section 10.01(c), the amortization schedules of the Loan Certificates, shall be adjusted to reflect such Tax Assumption Change. If the present value of Basic Rent, computed pursuant to the provisions of Section 3.02(j), might increase by an amount greater than the amount specified in such Section, then the Lessee may elect to terminate the Transactions, as provided in Section 10.05(b).

                  (b) If the Lessee elects to terminate the Transactions pursuant to Section 10.05(a), then (i) all of the Operative documents shall be rescinded, (ii) the Lessee shall refund the amounts received by it, (iii) the Lessee shall pay such Transaction Expenses as are applicable (specifically excluding fees of any advisor to any Participant and fees (but not excluding out-of-pocket costs) of the Owner Trustee and Indenture Trustee otherwise due on the Closing Date), (iv) the Lessee shall pay to the Owner Participant the amounts specified in Section 2.04(b), calculated through the date Lessee makes such payment (v) the Lessee shall pay to each Loan Participant interest at the Debt Rate plus LIBOR breakage and other costs incurred by such Loan Participant (but not the Up-Front Fee of such Loan Participant), and (vi) any amounts received on the Closing Date by any party to the Operative Documents in excess of the amounts to be paid to such party pursuant to this Section shall be returned to the party entitled thereto, including, without limitation, each Loan Participant agrees to promptly refund to the Owner Participant the portion of the Up-Front Fee received by it.


                                   ARTICLE XI

                    Transfer of Owner Participant's Interest

                  SECTION 11.01. Transfers. (a) The Owner Participant shall not assign, convey or otherwise transfer all or any part of its right, title and interest in and to the Owner Participant Trust Estate except as provided in this
Section 11.01.

                  (b) The Owner Participant may assign, convey or otherwise transfer all, but not a part only, of its right, title and interest in the Owner Participant Trust Estate to (i) a direct or indirect parent of the Owner Participant or a Subsidiary of such parent or (ii) a bank, financial institution, insurance company or similar institution or (iii) a partnership composed of Persons described in (i) and/or (ii); provided that the transfer must meet the following conditions:

                           (A) the Owner Participant must transfer its interest
                  as a whole to a single transferee,

                           (B) any transferee must have a Tangible Net Worth or
                  combined capital and surplus of at least $75,000,000 or have its obligations guaranteed pursuant to a guaranty agreement in form and substance satisfactory to the Lessee and the Indenture Trustee by a parent company or an Affiliate of such transferee with such a Tangible Net Worth,

                           (C) any transferee must not be a Competitor of the
                  Lessee, and

                           (D) any transferee must not be in litigation with the
                  Lessee or any Subsidiary of the Lessee

                           (E) any transferee must agree that

                                    (i) the amount of Lessee's tax indemnity
                           payments, if any, payable to such transferee under
                           Article VIII shall not exceed those amounts that would have been payable to Owner Participant and Lessor had such transfer not occurred (using the tax parameters of the Owner Participant on the date of transfer rather than the parameters existing at the time of the Loss), and

                                    (ii) the amount of Lessee's tax indemnity
                           payments, if any, payable to such transferee with respect to any Article VII claim that (x) has been or, (y) in the reasonable judgment of the Lessee is likely to be asserted and is specified in a written notice delivered to the Lessor prior to the proposed transfer, shall not exceed the amounts that would have been payable to Owner Participant and Lessor had such transfer not occurred;

                           (F) any transferee shall become bound to the
                  Operative Documents pursuant to agreements (and subject to legal opinions) in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee;

                           (G) such transfer occurs after the last payment of
                  interest, payable to the Loan Participants for the Interim Term is due; and

                           (H) any transferee must be a corporation formed under
                  the laws of a state of the United States or a partnership formed under such laws composed entirely of corporations formed under such laws;

provided, further, that no such transfer shall relieve the Owner Participant of its obligation to make any payments required by Section 5.12 to be made by the Owner Participant on the Loan Certificates outstanding under the Indenture.

                  (c) Any assignment, conveyance or transfer pursuant to this
Section 11.01 shall be made pursuant to an Owner Participant transfer agreement. Upon any such assignment, conveyance or transfer (including any subsequent assignment, conveyance or transfer), (x) the transferee shall be deemed an "Owner Participant" for all purposes hereof, and shall be deemed to have made all payments in respect of the right, title and interest so transferred, and shall have a ratable interest therein, and each reference in any Operative Document to or encompassing the Owner Participant shall thereafter be deemed to include a reference to such transferee and (y) the transferor shall have no further obligations or liability with respect thereto from and after the date of such transfer. If the Owner Participant (or any successor) intends to transfer its interest in the Owner Participant Trust Estate, it shall give 45 days' prior written notice of the proposed transfer to the other Participants, the Owner Trustee, the Indenture Trustee and the Lessee, specifying the name and address of such transferee, and demonstrating compliance with the requirements of paragraph (b) of this Section. The Owner Participant shall respond promptly to any further requests for information from the Lessee or any Certificateholder regarding the proposed transferee. Promptly after the Lessee and the Indenture Trustee have approved the proposed transferee (but not less than 15 days prior to the proposed transfer), the Lessor shall provide the form of documentation to be used in the proposed transfer for the Lessee's and the Indenture Trustee's and Owner Trustee's review and approval. The transfer may take place three Business Days after the Lessee has approved such proposed documentation. Any purported transfer in violation of this Section 11.01 shall be void and of no effect whatsoever.


                                   ARTICLE XII

                                    Refunding

                  SECTION 12.01. Refunding. (a) So long as no Lease Default shall be in existence and subject to satisfaction of the terms and conditions set forth in this Article XII and in Section 3.07 of the Indenture, the Lessee shall have the right, on no more than two occasions, to request the Owner Trustee to effect, and the Owner Participant, the Owner Trustee and the Indenture Trustee will cooperate to effect, an optional prepayment in whole, but not in part, of the Loan Certificates pursuant to Section 3.07 of the Indenture as part of a refunding or refinancing, on the terms of this Article XII (each such refunding or refinancing, a "Refunding"). In connection with a refunding or refinancing,

                  (i) there shall be no material change in the Operative Documents except (x) to the extent provided in clause (iii), (y) for the deletion of Section 5.14 of this Agreement, and (z) for the inclusion, if any, of additional covenants the Lessee which are acceptable to the Lessee and, specifically, there shall be no change in the Operative Documents or resulting for such Refunding, taken as a whole, which increase the risk to, or have an adverse impact on the Owner Participant or the Owner Trustee, in such Person's reasonable judgment, including the provisions of the Indenture providing the Owner Trustee with rights in the event of an Indenture Default or an Indenture Event of Default;

                  (ii) the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the loan participants admitted in the Refunding, and any other appropriate parties will enter into an agreement, in form and substance satisfactory to such Persons, providing for (w) the issuance and sale by the Owner Trustee on the date specified in such agreement (for the purposes of this Article XII, the "Refunding Date") of debt securities in an aggregate principal amount (in the lawful currency of the United States) equal to the aggregate outstanding principal amount of the Loan Certificates (the "Refunding Loan Certificates"), (x) the application of the gross proceeds of such sale to the prepayment in full of all of the principal amounts outstanding under such Loan Certificates and falling due as a result of such Refunding on the Refunding Date, (y) payments by the Lessee as Supplemental Rent (on an After-Tax Basis to the Owner Participant) to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest and Auxiliary Payments, if any, payable on such Refunding Date and not otherwise paid from the proceeds of such sale and (z) such other provisions as are reasonably acceptable to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Lessee;

                  (iii) the Lessee and the Owner Trustee will amend the Lease such that (x) Basic Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve Owner Participant's Economics; provided that the net present value of the Basic Rent shall be minimized to the extent consistent therewith, and amounts payable in respect of Stipulated Loss Value, Termination Value and EBO Price from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such Refunding not occurred (it being agreed that any recalculations pursuant to this clause (iii)(x) shall be performed in accordance with the requirements of Article X) and (y) any amounts payable on the Loan Certificates in addition to principal and interest are expressly made payable by the Lessee as Supplemental Rent and the percentages in Schedule X to the relevant Loan Certificates shall be adjusted as appropriate to take into account such Refunding;

                  (iv) the Owner Trustee will enter into an Indenture Supplement to provide for the securing thereunder of the Refunding Loan Certificates issued by the Owner Trustee pursuant to this Article XII in like manner as the Series of Loan Certificates refunded;

                  (v) the Lessee shall pay to the Indenture Trustee, or to the Person entitled thereto, as Supplemental Rent (on an After-Tax Basis to the Owner Participant), an amount equal to the Auxiliary Payments, if any, payable in respect of the Loan Certificates being paid on the Refunding Date;

                  (vi) the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee shall have received (1) such opinions of counsel as they may reasonably request concerning compliance with Applicable Law relating to the sale of securities and (2) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with the terms and conditions of this Article XII;

                  (vii) all necessary authorizations, approvals and consents in connection with such Refunding shall have been obtained;

                  (viii) as a result of the Refunding, the Owner Participant's investment shall not increase or decrease; and

                  (ix) the final stated maturity of the Refunding Loan Certificates shall not extend beyond the final stated maturity of the Loan Certificates being refunded;

                  (x) the Weighted Average Life to Maturity of the Loan Certificates shall not change by more than six months; and

                  (xi) there will be no adverse effect on either Owner Participant's tax and accounting treatment of the Lease under FASB Statement Number 13; and

                  (xii) each Certificateholder being refunded shall have received at least five Business Days advance notice of each Refunding and received, in immediately available funds, the aggregate principal amount of, and accrued interest on, and Auxiliary Payments on the Loan Certificates held by it;

provided, however, that

                  (x) no Refunding of the Loan Certificates will be permitted if, within 30 days after receipt of a request pursuant to the first sentence of Section 12.02 from the Lessee to effect a Refunding pursuant to this Section 12.01 and of all relevant information regarding the terms and conditions of such Refunding necessary to render the opinion referred to below, the Owner Participant reasonably determines (which determination shall be supported by a written opinion of independent tax counsel selected by the Owner Participant) that there will be a risk of adverse tax consequences to the Owner Participant, other than any true lease considerations arising from the existence of the Refunding or the Lessee's right to refund or refinance as opposed to the particular terms of the Refunding, and gives notice of such determination in reasonable detail to the Lessee, unless the Lessee shall have agreed to indemnify the Owner Participant against such adverse consequences in a manner satisfactory to the Owner Participant and the Owner Participant shall not have determined in its reasonable judgment that there is no reasonable basis to report the tax consequences of the Refunding for Federal income tax purposes in a manner consistent with such indemnity;

                  (y) the Lessee shall pay to or reimburse the Owner Participant, the Owner Trustee and the Indenture Trustee, on an After-Tax Basis, for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) paid or incurred by them, in either case, in connection with such Refunding or such proposed Refunding; and

                  (z) no Refunding may occur prior to the second anniversary of the Closing Date.

                  (b) In the event that any proposed Refunding pursuant to
Section 12.01(a) shall not be consummated for any reason whatsoever, the Lessee will pay to the Owner Participant, each Loan Participant, the Owner Trustee and the Indenture Trustee, as the case may be (on an After-Tax Basis), its respective fees, costs and expenses (including, without limitation, legal fees and expenses) and any amounts required to be paid to the Certificateholders as a result of such proposed Refunding not being consummated, except that the Lessee shall not be required to pay the fees, costs and expenses of any such Person if such failure shall result from the breach by such Person of any of its obligations under this Section 12.01.

                  SECTION 12.02. Notice. The Lessee shall give the other parties hereto at least 45 days' prior written notice of any desired refinancing or refunding pursuant to this Article XII, which notice shall set forth to the extent practicable the proposed terms and conditions of such refunding or refinancing, including the desired date therefor. The Lessee will promptly provide to the Owner Participant, the Owner Trustee and the Indenture Trustee for their approval in accordance with the provisions of this Participation Agreement the terms and conditions proposed to be final of any such Refunding not less than five Business Days prior to the execution and delivery of the documents contemplated hereunder in connection therewith, other than interest rate setting, which shall occur three Business Days prior to the Refunding.


                                  ARTICLE XIII

                                    Reserved


                                   ARTICLE XIV

                                  Miscellaneous

                  SECTION 14.01. Documentary Conventions. This Agreement shall be governed by the Documentary Conventions.

                  SECTION 14.02. No Recourse to Owner Participant. It is expressly agreed and understood by the parties hereto and, by its acceptance of Loan Certificates, any Certificateholder, that, except as expressly provided in Sections 4.02, 5.01, or 14.03 of this Agreement, no recourse may be had to the Owner Participant with respect to, and the Owner Participant shall have no obligation or liability with respect to, the obligations and liabilities of the Owner Trustee or the Owner Participant Trust Estate (including, without limitation, the obligations and the liabilities of the Owner Trustee under the Indenture with respect to the Loan Certificates). Nothing in Section 3.03(c) of the Indenture shall prevent the Indenture Trustee or any Certificateholder, as the case may be, from enforcing any such listed obligations of the Owner Participant.

                  SECTION 14.03. Confidentiality. (a) The Operative Documents and the Appraisal are confidential documents among the parties, thereto and each party (the "Relevant Party") agrees to keep the same permanently confidential and not disclose the Operative Documents or the Appraisal to any third party and not to use the confidential information for any purpose than under the Operative Documents without the prior written consent of the Lessee and the Lessor; provided that nothing herein shall be deemed to prevent any such disclosure by the Relevant Party (i) to its auditors or attorneys, (ii) to any other Persons requiring access to such information in connection with the normal business operations of such Relevant Party (including portfolio review and analysis), except that such person shall have a "need to know" such information and shall be advised by the Relevant Party that such documents and information are subject to this confidentiality agreement, and such Relevant Party shall be responsible for such Person acting in compliance herewith, (iii) to (or as required by) any regulatory authorities (including bank examiners, the National Association of Insurance Commissioners, or any similar bodies), (iv) in connection with the enforcement or attempted enforcement of any of the Operative Documents, (v) to any Person expressing an interest in acquiring, directly or indirectly, the Relevant Party's interest in the Operative Documents (and who agrees to be bound by the provisions of this Section 14.03, with such Relevant Party responsible for such Person acting in compliance herewith) or (vi) as required by any subpoena or civil investigative demand or any Applicable Law or Governmental Authority, in each case (but, with respect to cases (i), (iii), (iv) and (vi), only to the extent appropriate given the parties to whom disclosure is made) subject to appropriate protective orders or confidentiality agreements to carry out the intent of this Section 14.03 to protect confidential information to the fullest extent possible.

                  (b) If the Owner Participant or any Affiliate of the Owner Participant acquires or is acquired by, merges, or otherwise consolidates with, any Competitor of the Lessee, and the Lessee does not elect to Purchase the Equipment pursuant to Section 17.03 of the Lease, the Owner Participant agrees that it will keep all information pertaining to the Lessee, the Equipment (including the maintenance and operation of the Equipment and any licenses, rights, software or other intellectual property associated with the Equipment) and the Operative Documents confidential from the division, business unit, or Affiliate that is the Competitor; provided that nothing herein shall prevent any disclosure by the Owner Participant (i) to its auditors or attorneys (if such auditors and attorneys agree not to divulge the information to the Competitor),
(ii) to (or as required by) any regulatory authority (including the National Association of Insurance Commissioners or any similar body), (iii) in connection with the enforcement or attempted enforcement of any Operative Document, or (iv) as required by subpoena or civil investigative demand or any Applicable Law or Governmental Authority, in each case (but only to the extent appropriate given the parties to whom disclosure is made) subject to the appropriate protective orders or confidentiality agreements to carry out the intent of this Section 14.03 to the fullest extent possible.

                  SECTION 14.04. Owner Trustee Not Acting in Individual Capacity. Each party hereto acknowledges that Fleet National Bank is entering into this Agreement solely as the Owner Trustee under the Trust Agreement and not, except as expressly provided herein, in its individual capacity, and in no case whatsoever shall it (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for any loss in respect of any of the statements, representations, warranties, agreements or obligations of the Owner Trustee hereunder, except that the Owner Trustee shall be liable, in its individual capacity, (a) for its own wilful misconduct or gross negligence; (b) in the case of the inaccuracy of any of its representations or warranties or the failure to perform any covenant of the Owner Trustee in its individual capacity contained in or referred to in Section 4.05 of this Agreement or in Section 4.01 of the Lease; and (c) for the failure to use the degree of care and skill set forth in Section 6.01 of the Trust Agreement in the receipt and disbursement of moneys actually received by it in accordance with the provisions hereof. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and the predecessor Owner Trustee shall be released from all further duties and obligations hereunder. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, consolidation or transfer of substantially all the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee and the holders of the Loan Certificates, unless the Owner Trustee is the survivor of any such merger or consolidation.


                   [balance of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have each caused this Participation Agreement to be executed as of the date first above written.


                       RAYCHEM CORPORATION

                               by


                                   /s/   Lars Larsen
                               -------------------------------------------------
                               Name:  Lars Larsen
                               Title: Vice President and Treasurer




                       FLEET NATIONAL BANK
                       not in its individual capacity (except as expressly set forth herein) but solely as Owner Trustee,

                               by


                                  /s/   K Larimore
                               -------------------------------------------------
                               Name:   Kathy A. Larimore
                               Title:  Assistant Vice President




                       FIRST SECURITY BANK OF UTAH,
                       NATIONAL ASSOCIATION
                       not in its individual capacity (except as expressly set forth herein) but solely as Indenture Trustee,

                               by


                                 /s/   Nancy M Dahl
                               -------------------------------------------------
                               Name:  Nancy M. Dahl
                               Title: Assistant Vice President

                      METLIFE CAPITAL, LIMITED PARTNERSHIP
                               by METLIFE CAPITAL CORPORATION
                               its general partner, as Owner Participant


                               by


                                 /s/    Timothy L Johnson
                               -------------------------------------------------
                               Name:  Timothy L. Johnson
                               Title: Executive Vice President


                      BANK BRUSSELS LAMBERT, NEW YORK BRANCH
                      as Loan Participant

                               by


                                /s/    D Vangaever ,   /s/ Joyce Thunnissen
                               -------------------------------------------------
                               Name:  Dominick H.J.Vangaever ,
                                      Joyce Thunnissen
                               Title: Vice President Credit Department ,
                                      Vice President

                      BAYERISCHE VEREINSBANK AG,
                      LOS ANGELES AGENCY
                      as Loan Participant

                               by


                                 /s/   Christine Taylor
                               -------------------------------------------------
                               Name:  Christine Taylor
                               Title: V.P. and Manager


                               by


                                 /s/   Mark Sadok
                               -------------------------------------------------
                               Name:  Mark Sadok
                               Title: Vice President

                      DEUTSCHE BANK AG, LOS ANGELES BRANCH
                      AND/OR CAYMAN ISLANDS BRANCH
                      as Loan Participant

                               by


                                 /s/    Johnathon Scott Jessup
                               -------------------------------------------------
                               Name:  J. Scott Jessup
                               Title: Vice President


                               by


                                 /s/   Ross Howard
                               -------------------------------------------------
                               Name:  Ross A. Howard
                               Title: Vice President



                      KREDIETBANK NV
                      as Loan Participant

                               by


                                 /s/    R Snauffer
                               -------------------------------------------------
                               Name:  Robert Snauffer
                               Title: Vice President



                               by


                                 /s/   Tod Angus
                               -------------------------------------------------
                               Name:  Tod R. Angus
                               Title: Vice President

                      SOCIETE GENERALE FINANCIAL CORP.
                      as Loan Participant

                               by


                                     /s/    O C.
                               -------------------------------------------------
                               Name:  O. Carmarie
                               Title: V.P.


                               by


                               -------------------------------------------------
                               Name:
                               Title: